EXHIBIT 4.3
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
$260,000,000
11 3/8% SENIOR SECURED NOTES DUE 2015
INDENTURE
DATED AS OF AUGUST 4, 2009
WILMINGTON TRUST COMPANY,
AS TRUSTEE AND COLLATERAL AGENT
THIS AGREEMENT OR INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF AUGUST 4, 2009, AMONG BANK OF AMERICA, N.A., AS CREDIT FACILITY COLLATERAL AGENT, WILMINGTON TRUST COMPANY, AS NOTE COLLATERAL AGENT, THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. AND THE SUBSIDIARIES OF THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. PARTY THERETO (THE “INTERCREDITOR AGREEMENT”), AND EACH PARTY TO OR HOLDER UNDER THIS AGREEMENT OR INSTRUMENT, BY ITS ACCEPTANCE OF THIS INDENTURE OR ANY NOTES ISSUED HEREUNDER, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

i

LIST OF EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTE GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

Schedule I	List of Guarantors
Schedule II	List of Principal Properties
Schedule III	List of Initial Mortgaged Properties

v

CROSS-REFERENCE TABLE
Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture, dated as of August 4, 2009.

TRUST INDENTURE	INDENTURE
ACT SECTION	SECTION
§310(a)(l)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.08; 7.10
(c)	N.A.
§311(a)	7.11
(b)	7.11
(c)	N.A.
§312(a)	2.05
(b)	13.03
(c)	13.03
§313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
§314(a)	4.04; 4.19
(b)	11.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	11.03
(d)	11.03; 11.04
(e)	13.05
(f)	13.14
§315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
§316(a)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07

TRUST INDENTURE	INDENTURE
ACT SECTION	SECTION
(c)	N.A.
§317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§318(a)	13.01
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE
          THIS INDENTURE is dated as of August 4, 2009 (this “Indenture”), by and among THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the “Company”), the corporations and limited liability companies listed on the signature pages hereto (each, a “Guarantor” and collectively, the “Guarantors”, as more fully defined below) and WILMINGTON TRUST COMPANY, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).
RECITALS
          The Company has duly authorized the creation and issue of its 11⅜% Senior Secured Notes due 2015 (the “Initial Notes”) of substantially the tenor and amount hereinafter set forth (subject to the ability of the Company to issue additional Notes hereunder as described herein), and to provide therefor and for, if and when issued in exchange for the Initial Notes pursuant to this Indenture and the Registration Rights Agreement (as defined herein), the Company’s 11⅜% Senior Secured Notes due 2015 (the “Exchange Notes”), the Company has duly authorized the execution and delivery of this Indenture.
          All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company and this Indenture a valid instrument of the Company, in accordance with their respective terms, have been done.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions.
          “144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged or amalgamated with or into or consolidated with the Company or a Restricted

Subsidiary or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, amalgamation, consolidation or acquisition.
          “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
          “Additional Note Obligations” means Obligations of the Company with respect to Additional Notes permitted to be incurred under this Indenture which are secured by a Lien on the Collateral equally and ratably with the Notes issued on the Issue Date; provided that (x) such Lien is permitted to be incurred under this Indenture and (y) the Trustee or the Collateral Agent (for the benefit of the Holders of such Additional Notes) executes an appropriate amendment or supplement to the Collateral Documents executed by the Collateral Agent and the Company or the relevant Guarantor agreeing to be bound thereby, to the extent required to create or perfect a Lien for the benefit of the holders of Additional Notes.
          “Additional Notes” means an unlimited maximum principal amount of notes (other than the Notes) issued under this Indenture in accordance with the terms of this Indenture, including Sections 2.01 and 2.02 hereof, as part of the same or a different series as the Notes ranking equally with the Notes in all respects (other than the issuance dates and at the option of the Company the date from which interest will accrue), subject to compliance with Sections 4.08 and 4.10 herein. The Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase.
          “Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
          “Affiliate Transaction” has the meaning set forth in Section 4.15 hereof.
          “After-Acquired Property” means any and all assets or property (other than Excluded Assets) acquired after the Issue Date, including any property or assets acquired by the Company or a Guarantor from another Guarantor, which in each case constitutes Collateral as defined in this Indenture.

          “Agent” means any Registrar, Paying Agent or co-registrar.
          “Applicable Premium” means with respect to any Note on any redemption date the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such Note at August 1, 2012 as set forth under Section 3.07(c) plus (2) all required interest payments due on such Note through August 1, 2012 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such Note.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Asset Sale” means (1) the sale, lease, sublease, license, consignment, conveyance or other disposition of any property or assets of the Company or any of its Restricted Subsidiaries other than a transaction governed by the provisions of this Indenture described under Section 4.14 and/or the provisions described under Section 5.01; and (2) the issuance of Equity Interests by any of the Restricted Subsidiaries of the Company or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law). Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million in the aggregate; (ii) the sale, lease, conveyance or other disposition of any property or assets between or among the Company and its Restricted Subsidiaries; (iii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company; (iv) the sale, lease, sublease, license or sublicense or consignment of equipment, inventory, accounts receivable, prescription lists or other assets in the ordinary course of business (it being understood that the sale of inventory or goods or other assets in bulk in connection with the closing or dispositions of any retail location of the Company or one of its Restricted Subsidiaries in the ordinary course of business shall be deemed to be within the meaning of this clause (iv)); (v) the licensing of intellectual property to third Persons in the ordinary course of business; (vi) the sale or other disposition of cash or Cash Equivalents; (vii) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy, workout or similar proceedings; (viii) a Restricted Payment that is permitted by the covenant described under Section 4.07 and any Permitted Investment; (ix) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or not required for use in connection with the business of the Company or its Restricted Subsidiaries, whether or not in the ordinary course of business; (x) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; (xi) the unwinding of any Hedging Obligations; (xii) the disposition of Capital Stock of an Unrestricted Subsidiary; (xiii) the creation of a Lien not prohibited by this Indenture and the sale of assets received as a result of the foreclosure upon a Lien; and (xiv) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.
          “Asset Sale Offer” has the meaning set forth in Section 4.09 hereof.
          “Authentication Order” has the meaning set forth in Section 2.02 hereof
          “Bank Products” means any services or facilities provided to the Company or any Guarantor by the administrative agent or any lender under the Credit Facility or any of their respective Affiliates (but excluding Cash Management Obligations) on account of, without limitation, (a) Credit Facility Hedging Obligations, (b) purchase cards, and (c) leasing.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors as now or hereinafter constituted.
          “Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof, (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership and (3) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.
          “Borrowing Base” shall be equal to (1) 80% of the “Inventories” of the Company and its Restricted Subsidiaries, plus (2) 80% of the “Accounts receivable, net of allowance for doubtful accounts” of the Company and its Restricted Subsidiaries, plus (3) 15% of the “Property, net” of the Company and its Restricted Subsidiaries (but in no event shall the amount in clause (3) be less than $259.0 million), in each case as such amounts are shown on the Company’s most recent publicly available balance sheet.
          “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
          “Business Day” means any day other than a Legal Holiday.

          “Capital Lease” means any capital lease as determined in accordance with GAAP as in effect on the Issue Date.
          “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the Issue Date.
          “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing not more than one year from the date of acquisition, (iii) commercial paper rated at least P-2 by Moody’s Investors Service, Inc. or at least A-2 by Standard & Poor’s Rating Services and in each case maturing within one year after the date of the acquisition thereof, (iv) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of the acquisition thereof, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank organized under the laws of the United States (or any state, province or territory thereof) or any foreign branch thereof having capital and surplus aggregating at least $250.0 million, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing, (v) direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision of any such state, any public instrumentality or taxing authority thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition, (vii) repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $250.0 million, having a term of not more than 30 days, with respect to securities referred to in clause (ii) of this definition; and (viii) instruments equivalent to those referred to in clauses (i) to (vii) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by a Restricted Subsidiary organized in such jurisdiction.
          “Cash Management Agreement” means any agreement with a Cash Management Bank to provide (i) Automated Clearing House (ACH) transactions, (ii) cash management services, including controlled disbursement services, treasury, depositary, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements and/or (iii) foreign exchange facilities.
          “Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Credit Facility Lender or an Affiliate of a Credit Facility Lender, in its capacity as a party to such Cash Management Agreement.
          “Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.
          “Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.
          “Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, (ii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, (iii) any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than a Permitted Holder, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision, except that for purposes of this definition, such person or group will be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company, (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the

Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under this Indenture, or a combination thereof, and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder becomes, directly or indirectly, the beneficial owner (as defined in clause (iii) above) of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person or (vi) any event which would constitute a “fundamental change” as defined from time to time in the documents governing the Convertible Preferred Stock, the indenture governing the Company’s 5.125% Convertible Senior Notes due 2011 or the indenture governing the Company’s 6.75% Convertible Senior Notes due 2012, in each case, to the extent any securities issued under such instrument are outstanding upon the occurrence of such event and such fundamental change is not cured or waived in accordance with such instrument.
          “Change of Control Offer” has the meaning set forth in Section 4.14 hereof.
          “Change of Control Payment” has the meaning set forth in Section 4.14 hereof.
          “Change of Control Payment Date” has the meaning set forth in Section 4.14 hereof.
          “Clearstream” means Clearstream, société anonyme Luxembourg (or any successor securities clearing agency).
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
          “Collateral” means, collectively, the assets and property (and rights and interests in assets and property), now owned or hereafter acquired, of any Person subject to, or intended or required to be subject to, the Liens created by the Collateral Documents; provided, that Collateral shall not include any Excluded Assets so long as such assets and property (or rights and interests in assets and property) are Excluded Assets.
          “Collateral Agent” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Blocked Account Agreement (as defined in the Intercreditor

Agreement), the Intercreditor Agreement, any mortgage or deed of trust and all other pledges, agreements, financing statements, patent, trademark or copyright filings, mortgages or other filings or documents that create or purport to create a Lien in any property or assets in favor of the Collateral Agent (for the benefit of the Trustee and the Holders of Notes), as they may be amended, modified, supplemented, restated, amended and restated or replaced from time to time, and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.
          “Commission” means the United States Securities and Exchange Commission.
          “Company” means The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation, its successors and assigns.
          “Condemnation” means any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.
          “Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.
          “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes paid or accrued based on income, profits or capital of such Person and its Restricted Subsidiaries (including, without limitation, state, franchise and similar taxes and foreign withholding taxes) for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (ii) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash asset impairment charges and other non-cash charges and expenses (provided that any such non-cash charges or expenses to the extent representing an accrual of or reserve for cash expenses in any future period shall reduce Consolidated Cash Flow in such future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income, plus (iv) any expenses or charges (including amortization of financing fees) related to any issuance of Equity Interests, Permitted Investment, acquisition, disposition, recapitalization or the incurrence, amendment, modification or waiver or refinancing of Indebtedness (whether or not successful) and any amendment or modification to the terms of any of the foregoing, in each case deducted (and not added back) in computing Consolidated Net Income, plus (v) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue, in each case, on a consolidated basis.
          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the net income or loss of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof, (ii) solely for the purposes of calculating Consolidated Net Income for determining whether a Restricted Payment may be made pursuant to Section 4.07(a), the net income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders, (iii) in the case of any Person acquired during the specified period, the net income of such Person for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (A) any sale of assets outside the ordinary course of business of such Person or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries shall be excluded, (vi) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, shall be excluded, (vii) solely for the purposes of calculating the Fixed Charge Coverage Ratio test set forth in Section 4.08(a), any non-recurring or unusual gain or loss (in each case, as determined in good faith by an executive officer of the Company), together with any related provision for taxes on such non-recurring or unusual gain or loss, shall be excluded, (viii) any non-cash goodwill or intangible asset impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 141, 141R or 142, as applicable, and non-cash charges relating to the amortization of intangibles resulting from the application of Statement of Financial Accounting Standards Nos. 141 or 141R, as applicable, shall be excluded, (ix) any charges related to restructuring, debt retirement, extinguishment of Hedging Obligations and/or store closings shall be excluded, (x) all non-cash expenses related to stock-based compensation plans or other non-cash compensation, including stock option non-cash expenses, shall be excluded, (xi) the calculation of Consolidated Net Income will not give effect to, without duplication, any deduction for (A) any increased amortization, depreciation or cost of sales resulting from the write-up of assets pursuant to Accounting

Principles Board Opinion Nos. 16 and 17, and (B) any nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity, and (xii) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Statement of Financial Accounting Standards No. 52 shall be excluded.
          “Consolidated Net Tangible Assets” of any Person means, at any time, for such Person and its Restricted Subsidiaries on a consolidated basis, an amount equal to (a) the consolidated assets of the Person and its Restricted Subsidiaries (less applicable reserves) minus (b) the current liabilities of the Person and its Restricted Subsidiaries minus (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Person and its Restricted Subsidiaries, all as set forth on the books and records of the Person and its Restricted Subsidiaries and in accordance with GAAP.
          “Continuing Directors” means, as of any date of determination, those members of the Board of Directors of the Company, each of whom (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.
          “Covenant Defeasance” has the meaning set forth in Section 8.03 hereof.
          “Convertible Preferred Stock” means the 175,000 shares of convertible preferred stock due 2016 of the Company, each with an initial liquidation preference of $1,000, to be issued on August 4, 2009 to Affiliates of Tengelmann Warenhandelsgesellschaft KG, a partnership organized under the laws of Germany (“Tengelmann”) and Yucaipa Companies, LLC, and any dividends paid thereon in additional shares of Capital Stock (including additional shares of such convertible preferred stock due 2016).
          “Credit Agreement” means that certain credit agreement, dated as of December 3, 2007 and amended and restated as of December 27, 2007, among The Great Atlantic & Pacific Tea Company, Inc. and the other Borrowers party thereto, as borrowers, the lenders party thereto, Bank of America N.A., as administrative agent and collateral agent, and Banc of America Securities LLC, as Lead Arranger, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder and extending the maturity of any Indebtedness incurred or contemplated thereby, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise, whether in one or more facilities or agreements.
          “Credit Facilities” means one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including, without limitation, the Credit Agreement), providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).
          “Credit Facility Collateral” means all of the collateral which secures obligations under a Credit Facility together with the proceeds thereof.
          “Credit Facility Collateral Agent” means Bank of America, N.A. or such other financial institution or entity which serves as collateral agent under the Credit Facility.
          “Credit Facility Hedging Obligations” means all Hedging Obligations of the Company or any of its Restricted Subsidiaries and Cash Management Obligations of the Company or any of its Restricted Subsidiaries in each case owing to a Person that is a holder of Indebtedness under a Credit Facility or an Affiliate of such holder at the time of entry into such Hedging Obligations or Cash Management Obligations.
          “Credit Facility Lenders” means each lender under a Credit Facility and any other Person that shall have become a party thereto as a lender pursuant to an assignment and assumption, other than any person that ceases to be a party thereto pursuant to an assignment and assumption.
          “Credit Facility Loan Obligations” means the payment of the principal of and interest on the loans under the Credit Facility, together with all fees and other obligations then due to the Credit Facility Lenders.

          “Credit Facility Obligations” means the Credit Facility Loan Obligations and the obligations on account of Cash Management Services, Credit Facility Hedging Obligations and obligations on account of other Bank Products.
          “Custodian” means any receiver, trustee, assignee, liquidator, sequester or similar official under any Bankruptcy Law.
          “Debtor Relief Laws” means the Title 11 of the U.S. Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means a Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of the Notes attached hereto as Exhibit A and that does not include the information called for by footnotes 1, 2 and 4 thereof.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.
          “Designated Amount” has the meaning set forth in Section 4.16 hereof.
          “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that (i) only the portion of such Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Capital Stock issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control, fundamental change or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.
          “Domestic Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is organized under the laws of the United States or any political subdivision thereof, and “Domestic Subsidiaries” means any two or more of them.
          “DTC” has the meaning set forth in Section 2.03 hereof.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means a public or private issuance of Capital Stock (other than Disqualified Stock) of the Company (other than (1) pursuant to a registration statement on Form S-8 or otherwise relating to Equity Interests issuable under an employee benefit plan of the Company and (2) any issuance of Convertible Preferred Stock).
          “Euroclear” means Euroclear Bank, SA/NV as operator of the Euroclear Clearance System (or any successor securities clearing agency).
          “Event of Default” has the meaning set forth in Section 6.01 hereof.
          “Event of Loss” means, with respect to any Collateral, any (1) Casualty of such Collateral, (2) Condemnation or seizure (other than pursuant to foreclosure or confiscation or requisition of the use of such Collateral) or (3) settlement in lieu of clause (2) above, in each case having a Fair Market Value in excess of $7.5 million.

          “Excess Proceeds” has the meaning set forth in Section 4.09 hereof.
          “Excess Proceeds Trigger Date” has the meaning set forth in Section 4.09 hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.
          “Exchange Notes” has the meaning set forth in the Recitals.
          “Exchange Offer” means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Initial Notes.
          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Excluded Assets” means (i) Excluded Contracts, (ii) Excluded Equipment, (iii) any United States intent-to-use trademark application to the extent and for so long as creation of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application as determined by the Company, (iv) any assets or Equity Interests acquired by the Company or any Guarantor after the Issue Date in a transaction not prohibited by this Indenture to the extent such assets or Equity Interests are subject to a Lien permitted by clauses (v) or (vi) of the definition of Permitted Liens so long as the documents applicable to such Lien prohibit any other Lien on such assets or Equity Interests, (v) each Principal Property, except as otherwise provided under Section 4.10 hereof, (vi) any property or assets to the extent such property or assets does not constitute collateral for the benefit of the holders of the obligations under the Credit Agreement; provided, however, that this clause (vi) shall be applicable only at such time or times as the Credit Agreement is in effect, (vii) any voting equity interests of a Foreign Subsidiary in excess of 65% of all outstanding voting equity interests of a first-tier Foreign Subsidiary, (viii) any property or assets owned by any Foreign Subsidiary and (ix) SX Rule 3-16 Excluded Securities (as defined in the Pledge Agreement). Proceeds from the sale or other disposition of any of the foregoing Excluded Assets described in clauses (i) through (ix) above shall not be Excluded Assets to the extent that the assignment of such proceeds is not prohibited or to the extent not otherwise required to be paid to the holder of the Indebtedness secured by such Excluded Asset.
          “Excluded Contract” means any permit, lease, license, contract, agreement, joint venture agreement, or other instrument to which the Company or any Guarantor is a party and any Equity Interests in a joint venture to the extent the Company or such Guarantor is prohibited from granting a Lien in its rights thereunder pursuant to the terms of such permit, lease, license, contract, agreement, or other instrument, or the shareholder or other similar agreement governing such joint venture, or under applicable law (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity).
          “Excluded Contribution” means net cash proceeds received by the Company and its Restricted Subsidiaries as capital contributions after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Restricted Subsidiary) of Equity Interests (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate and not previously included in the calculation set forth in Section 4.07(a)(3)(ii) for purposes of determining whether a Restricted Payment may be made.
          “Excluded Equipment” means at any date any assets of the Company or any Guarantor which are subject to a Lien securing Indebtedness permitted by Section 4.08(b)(iv) if and to the extent that (i) the express terms of a valid and enforceable restriction in favor of a Person who is not the Company or a Guarantor contained in the agreements or documents granting or governing such Capital Lease Obligation, mortgage financings or Purchase Money Obligation prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by the Company or the applicable Guarantor and (ii) such restriction relates only to the asset or assets acquired by the Company or the applicable Guarantor with the proceeds of such Capital Lease Obligation, mortgage financings or Purchase Money Obligation and attachments thereto or substitutions therefor.
          “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or the Notes and the related Note Guarantees) in existence on the Issue Date.
          “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an executive officer of the Company. Notwithstanding the foregoing, if the Fair Market Value exceeds $25.0 million, the determination of Fair Market Value must be made by the Board of Directors of the Company and be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee.
          “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any

Indebtedness (other than Indebtedness Incurred, repaid, repurchased or redeemed under any revolving credit facility in the ordinary course of business for working capital purposes) or issues, repurchases or redeems Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.
          In addition, for purposes of calculating the Fixed Charge Coverage Ratio (i) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of a Permitted Investment), including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded as if such discontinued operation occurred at the beginning of the applicable four-quarter reference period and (iv) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness) had been the applicable rate for the entire period, and for purposes of making the computations referred to above, interest on any Indebtedness under a revolving credit facility (to the extent not excluded from the calculation of the Fixed Charge Coverage Ratio due to the operation of the first parenthetical phrase of this definition) computed on a pro forma basis shall be computed based on the weighted average daily balance of such Indebtedness during the applicable period.
          “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of (i) the consolidated interest expense in respect of Indebtedness of such Person and its Restricted Subsidiaries for such period (excluding any non-cash interest expense arising from the application of Statement of Financial Accounting Standards No. 133 or the adoption of FASB Staff Position No. APB 14-1), whether paid or accrued, the interest component of all payments associated with Capital

Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit (other than trade letters of credit in the ordinary course of business) or bankers’ acceptance financings, excluding any commissions, discounts, yield and other fees and charges or interest expense related to any Qualified Receivables Transaction, and net of the effect of all payments made or received pursuant to Hedging Obligations, plus (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, plus (iii) any cash interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon, plus (iv) the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Person or to the Person or a Restricted Subsidiary of the Person, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, minus (v) interest income actually received by the Company or any Restricted Subsidiary in cash during such period, in each case, on a consolidated basis.
          “Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.
          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect on the Issue Date.
          “Global Note” means a Note that contains the information called for by footnote 1, the paragraphs referred to in footnote 2 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A.
          “Global Note Legend” means the legend set forth in Section 2.06(g)(iv), which is required to be placed on all Global Notes issued under this Indenture.
          “Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit are pledged.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central bank).
          “Guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.
          “Guarantors” means any Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.
          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates, (ii) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices and (iii) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates, including without limitation, the Hedging Obligations as such term is defined under the Intercreditor Agreement, the Credit Agreement or any security agreement related thereto.
          “Hedging Providers” means counterparties to any Credit Facility Hedging Obligations, including any Cash Management Bank with respect to Cash Management Obligations.
          “Holder” means a Person in whose name a Note is registered.
          “IAI Global Note” mean the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued on the Issue Date or thereafter in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
          “Immaterial Subsidiary” means any Subsidiary of the Company whose Total Assets equal $1.0 million or less; provided, however, that in no event shall the Total Assets of all Immaterial Subsidiaries exceed in the aggregate $10.0 million.
          “Incur” means, with respect to any Indebtedness, to incur (by merger, conversion, exchange or otherwise), create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Person will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Person and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is included in the Fixed Charges and Indebtedness of the Person or such Restricted Subsidiary as accrued to the extent required by the definitions of Fixed Charges and Indebtedness, respectively.
          “Indebtedness” means, with respect to any specified Person, all obligations of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures, surety bonds or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) in respect of banker’s acceptances, (iv) in respect of Capital Lease Obligations, (v) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable or earn-out, or (vi) representing Hedging Obligations.
          In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, and (z) Preferred Stock of any Restricted Subsidiary of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, provided that the “maximum fixed repurchase price” of any Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Preferred Stock, as applicable, as if such Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.
          The amount of the Indebtedness in respect of any Hedging Obligations at any time shall be equal to the net amount payable as a result of the termination of such Hedging Obligations at such time. The amount of Indebtedness in respect of any letter of credit (or reimbursement agreement in respect thereof) at any time shall be equal to the amount drawn but not yet reimbursed at such time. Notwithstanding the foregoing, no operating lease of any store of the Company or any Restricted Subsidiary or residual liabilities with respect to assigned leaseholds shall be deemed to be Indebtedness. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (2) the principal amount thereof, in the case of any other Indebtedness.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Mortgaged Property” means each of the properties listed on Schedule III hereto.
          “Initial Mortgages” has the meaning set forth in Section 4.24 hereof.
          “Initial Notes” has the meaning set forth in the Recitals.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501 (a) (1), (2), (3), (7) under the Securities Act, who is not also a QIB.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, between the Collateral Agent and the Credit Facility Collateral Agent and acknowledged by the Company and the Guarantors, as it may be amended, modified, supplemented, restated, amended and restated or replaced from time to time in accordance with its terms.
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding in each case accounts receivable, credit card and debit card receivables, trade credit and advances to customers made in the ordinary course of business and residual liabilities with respect to assigned leaseholds). If the Person or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Person such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Person, then the Person shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Person or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.
          “Issue Date” means the date of original issuance of the Notes (other than Additional Notes) under this Indenture.
          “Leased Real Property” has the meaning set forth in Section 4.24 hereof.
          “Leasing Deliverables” shall include (i) (A) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the lessor of such leasehold interest, or (B) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary, in the Trustee’s or the Collateral Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, and (ii) any lessor consent or approval of such mortgage as may be required pursuant to the terms of the applicable lease with respect to such leasehold interest.
          “Legal Defeasance” has the meaning set forth in Section 8.02 hereof.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof.
          “Loss Proceeds Offer” has the meaning set forth in Section 4.12 hereof.
          “Mortgage” means a mortgage, deed of trust, deed to secure debt or similar document, together with any assignment of leases and rents referred to therein, in each case in form and substance reasonably satisfactory to the Collateral Trustee.
          “Mortgage Policies” has the meaning set forth in Section 4.24 hereof.

          “Net Loss Proceeds” means, with respect to any Event of Loss, the proceeds in the form of (a) cash or Cash Equivalents and (b) insurance proceeds from Condemnation Awards or damages awarded by any judgment, in each case received by the Company or any of its Restricted Subsidiaries from such Event of Loss, net of (i) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including without limitation legal, accounting and appraisal or insurance adjuster fees), (ii) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (iii) any repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Event of Loss or having a Lien thereon, and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Company or any Restricted Subsidiary, as the case may be, after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.
          “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof), received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof, (iii) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (v) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any of its Restricted Subsidiaries) and (vi) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (A) excess amounts set aside for payment of taxes pursuant to clause (ii) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (B) amounts initially held in reserve pursuant to clause (vi) no longer so held, will, in the case of each of subclauses (A) and (B), at that time become Net Proceeds.

          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Note” or “Notes” means the Initial Notes, the Exchange Notes and the Additional Notes, if any.
          “Note Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.
          “Note Guarantee” means a Guarantee of the Notes pursuant to Article X hereof, including a notation in the Notes substantially in the form included in Exhibit E.
          “Note Obligations” means (i) all principal of, interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to any of the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding), and premium, if any, and Additional Interest, if any, on any Note, (ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by the Company or any Guarantor (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Indenture, the Notes, the Intercreditor Agreement or any Collateral Document, (iii) all expenses of the Trustee or the Collateral Agent (or any agent or sub-agent thereof) under this Indenture as to which the Trustee or the Collateral Agent or one or more of such agents have a right to reimbursement or under any other similar provision of any Collateral Document, including, without limitation, any and all sums advanced by the Trustee or the Collateral Agent to preserve the Collateral or preserve its security interests, mortgages or Liens in the Collateral to the extent permitted under this Indenture, the Notes, the Intercreditor Agreement or any other Collateral Document or applicable law, and (iv) in the case of each Guarantor, all amounts now or hereafter payable by such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Company or such Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of such Guarantor pursuant to the Notes, this Indenture, the Note Guarantees, the Intercreditor Agreement or any other Collateral Document, together in each case with all renewals, modifications, consolidations or extensions thereof.
          “Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Offer Amount” has the meaning set forth in Section 4.09 hereof.
          “Offer Period” has the meaning set forth in Section 4.09 hereof.

          “Offering Memorandum” means the final offering memorandum relating to the offering of the Initial Notes dated July 30, 2009.
          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person.
          “Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the controller, the treasurer, the assistant treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.
          “Opinion of Counsel” means an opinion from legal counsel (who may be counsel to, in-house counsel for or an employee of the Company) that meets the requirements of Section 13.05 hereof.
          “Pari Passu Indebtedness” has the meaning set forth in Section 4.09 hereof.
          “Pari Passu Lien Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries (including Additional Note Obligations) that is secured by a Lien on the Collateral ranking pari passu with the Liens securing the Notes.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Paying Agent” has the meaning set forth in Section 2.03 hereof.
          “Payment Default” has the meaning set forth in Section 6.01 hereof.
          “Permitted Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto or extensions thereof.
          “Permitted Debt” has the meaning set forth in Section 4.08 hereof.
          “Permitted Holders” means (i) Tengelmann, (ii) each Affiliate of Tengelmann, (iii) each partner of Tengelmann and the respective members of their immediate families and (iv) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more of the Persons described in the preceding clauses (i), (ii) and (iii).

          “Permitted Investments” means (i) any Investment in the Company or in a Restricted Subsidiary of the Company, (ii) any Investment in cash or Cash Equivalents, (iii) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under Section 4.09 or any disposition of assets or rights not constituting an Asset Sale by reason of the $10.0 million threshold contained in the definition thereof, (v) Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company, (vi) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, (vii) stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment, (viii) advances to customers, franchises or suppliers in the ordinary course of business, (ix) commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business, (x) Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business, (xi) Loans or advances to employees of the Company or any of its Restricted Subsidiaries in an aggregate amount outstanding not to exceed $1.5 million at any time, (xii) other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xii) since the date hereof, not to exceed $50.0 million in the aggregate outstanding at any time, (xiii) Investments existing on the Issue Date and any extensions, renewals and replacements thereof that in each case do not materially increase the amount thereof, (xiv) Investments by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction, (xv) any Investment of the Company or any of its Restricted Subsidiaries existing on the date hereof, and any extension, modification or renewal of any such Investment, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Issue Date, (xvi) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person, or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (xvii) Investments in joint ventures engaged in a Permitted Business not in excess of $25.0 million in the aggregate outstanding at any one time, (xviii) Investments in Unrestricted Subsidiaries not in excess of $10.0 million in the aggregate outstanding at any one time, (xix) Guarantees of Indebtedness permitted to be incurred by the primary obligor pursuant to the covenant described under Section 4.08, and (xx) Investments which are held by a Restricted Subsidiary that is acquired after the Issue Date or Investments of a Person merged into the Company or a Restricted Subsidiary after the Issue Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.
          In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment. The amount of Investments outstanding at any time pursuant to clauses (xii), (xvii) and (xviii) shall be reduced by an amount equal to the net reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to the date of this Indenture, resulting from repayments of loans or advances or other transfers of assets, in each case, to the Company or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, not to exceed, in the case of any Investment, the amount of the Investment previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
          “Permitted Liens” means: (i) subject to the priorities established by the Intercreditor Agreement, any Lien on Collateral granted in favor of the Collateral Agent, Trustee and/or Holders under Note Obligations, securing such Note Obligations, existing at the Issue Date or granted thereafter, in an aggregate principal amount not to exceed $260.0 million; (ii) Liens on any assets or property of the Company or any of its Subsidiaries granted in favor of a Hedging Provider securing Hedging Obligations pursuant to Section 4.08(b)(viii); (iii) Liens on Credit Facility Collateral which secures Indebtedness under Credit Facilities on a first priority basis (so long as the Intercreditor Agreement is in effect) (A) in an aggregate principal amount at any one time outstanding that is permitted to be incurred pursuant to Section 4.08(b)(i), plus up to $75.0 million, plus in each case the sum of the accrued and unpaid interest, fees, expenses and all other (non-principal) charges due to the lenders, under the Credit Facilities, plus (B) Cash Management Obligations, plus (C) Credit Facility Hedging Obligations, plus (D) obligations on account of other Bank Products; (iv) Liens in favor of the Company or any of its Restricted Subsidiaries; (v) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary; (vi) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary; (vii) Liens existing on the Issue Date or resulting from operating leases existing on the Issue Date being reclassified as Capital Leases in accordance with GAAP; (viii) Liens securing Permitted Refinancing Indebtedness; provided that such Liens (A) do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced and (B) are not materially less favorable to the Holders of the Notes and are not materially more favorable to the lienholders with respect to such Liens in respect of the Indebtedness being refinanced; (ix) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture; (x) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.08(b)(iv); provided that any such Lien covers only the assets acquired, constructed or improved with such Indebtedness and proceeds thereof and accessions and improvements thereto; (xi) Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries (A) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (B) securing letters of credit that support such Hedging Obligations; (xii) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith; (xiii) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business, including Liens in favor of the Trustee under this Indenture; (xiv) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness; (xv) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xvi) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations; (xvii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank; (xviii) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense; (xix) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets; (xx) Liens of franchisors in the ordinary course of business not securing Indebtedness; (xxi) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith; (xxii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings; (xxiii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xxiv) deposits in the ordinary course of business to secure liability to insurance carriers; (xxv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (xxvi) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection, (B) attaching to commodity trading accounts or other commodity brokerage amounts incurred in the ordinary course of business and (C) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (xxvii) Liens on cash and Cash Equivalents to secure letters of credit for the account of any Person that were in existence prior to, and not in contemplation of, the acquisition of such Person by the Company or any of its Restricted Subsidiaries pending the replacement thereof with letters of credit issued under the Credit Agreement; provided that the aggregate Fair Market Value of all cash and Cash Equivalents subject to such Liens pursuant to this clause (xxvii) shall not at any time exceed $10.0 million, (xxviii) Liens on any assets of any of the Company’s Foreign Subsidiaries that are granted to lenders under a Credit Facility within the jurisdiction of such Foreign Subsidiary, provided that the Indebtedness Incurred pursuant to such Credit Facility is otherwise permitted to be Incurred by this Indenture; (xxix) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any obligations secured by any Lien referred to in the foregoing clauses (i), (iii), (v), (vi), (vii), (viii), (x), (xxvii), (xxx) and (xxxiv); provided, however, that (A) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus improvements and accessions on such property or assets and proceeds thereof) and (B) the obligations secured by such Lien at such time are not increased to any amount greater than the sum of (x) the outstanding amount or, if greater, committed amount of the Indebtedness described under clauses (i), (iii), (v), (vi), (vii), (viii), (x), (xxvii), (xxx) and (xxxiv) at the time the original Lien became a Permitted Lien under this Indenture and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (xxx) Liens securing Pari Passu Lien

Indebtedness (including Additional Note Obligations) in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $100.0 million and (B) such amount as would not cause the Senior Secured Leverage Ratio as of the date of incurrence and immediately after giving effect to the incurrence thereof to exceed 4.25 to 1.0; (xxxi) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xxxii) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture; (xxxiii) Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction; and (xxxiv) Additional Liens incurred by the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $10.0 million.
          “Permitted Refinancing Indebtedness” means: (a) any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that (1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any premiums, fees and expenses paid to accomplish such refinancing), (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Subordinated Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees, and (5) such Indebtedness is Incurred by either (A) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (B) the Company; and (b) any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Company or any of its Restricted Subsidiaries); provided that (1) the liquidation or face value of such Permitted

Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued and unpaid interest or dividends thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith), (2) such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded, (3) such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity date of the Notes and is subordinated in right of payment to the Notes, on terms at least as favorable, taken as a whole, to the Holders of Notes as contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded, (4) such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded, and (5) such Disqualified Stock is issued by either (A) the Restricted Subsidiary that is the obligor on the Indebtedness or the issuer of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded, (B) a Guarantor or (C) the Company.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or Governmental Authority or other entity.
          “Pledge Agreement” means the pledge agreement, dated as of the Issue Date, among the Company, the other parties thereto from time to time, and the Collateral Agent, as such agreement may be amended, supplemented, restated, amended and restated, or otherwise modified from time to time.
          “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.
          “Principal Property” has the meaning ascribed to it in the QUIBS Indenture, but includes in any event any property identified on Schedule II hereto.
          “Private Placement Legend” means the legend set forth in Section 2.06(g)(iii) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
          “Purchase Date” has the meaning set forth in Section 4.09 hereof.

          “Purchase Money Obligation” means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof, and the payment of any sales or other taxes associated therewith; provided, however, that (i) the amount of such Indebtedness shall not exceed such purchase price or cost and payment plus applicable taxes, and (ii) such Indebtedness shall be incurred within one year of such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary transfers to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company of any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Board of Directors of the Company at the time the Company or such Restricted Subsidiary enters into such transaction.
          “QUIBS” means all of the Company’s outstanding 9 3/8% Senior Quarterly Interest Bonds due 2039 issued under the QUIBS Indenture.
          “QUIBS Indenture” means the Company’s indenture, dated as of January 1, 1991, governing the QUIBS.
          “Receivables Subsidiary” means a Subsidiary of the Company (i) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries, (ii) that is designated by the Board of Directors as a “Receivables Subsidiary” pursuant to a Board Resolution set forth in an Officers’ Certificate and delivered to the Trustee, (iii) that is either (A) a Restricted Subsidiary or (B) an Unrestricted Subsidiary designated in accordance with the covenant described under Section 4.16, (iv) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (A) is at any time Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (B) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (C) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (v) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (A) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company in connection with a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Company and (B) fees payable in the ordinary course of business in connection with servicing accounts receivable, as determined in good faith by the Board of Directors of the Company, and (vi) with respect to which neither the Company nor any other Restricted Subsidiary has any obligation (A) to subscribe for additional shares of Capital Stock therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (B) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.
          “Registrar” has the meaning set forth in Section 2.03 hereof.
          “Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of August 4, 2009, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and (ii) with respect to any Additional Notes issued subsequent to August 4, 2009, the Registration Rights Agreement entered into for the benefit of the holders of such Additional Notes, if any.
          “Regulations S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
          “Replacement Assets” means (i) assets (other than cash or Cash Equivalents) that will be used or useful in a Permitted Business, (ii) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary of such Person or (iii) a combination thereof.
          “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Payments” has the meaning set forth in Section 4.07 hereof.
          “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, a “Restricted Subsidiary” shall be deemed to be a Restricted Subsidiary of the Company.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute.
          “Security Agreement” means the security agreement, dated as of the Issue Date, among the Company, the other parties thereto from time to time, and the Collateral Agent, as such agreement may be amended, supplemented, restated, amended and restated, or otherwise modified from time to time.
          “Senior Secured Debt” means with respect to any specified Person for any period, the aggregate principal amount of Indebtedness of such Person and its Restricted Subsidiaries that consists of, without duplication, Indebtedness that is then secured by a Lien on property or assets of such Person and its Restricted Subsidiaries (including, without limitation, Capital Stock of another Person owned by such Person but excluding property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).
          “Senior Secured Leverage Ratio” means with respect to any specified Person for any period, the ratio of Senior Secured Debt outstanding as of such date

(assuming any commitments for Senior Secured Debt were fully drawn) to Consolidated Cash Flow for the period of four consecutive fiscal quarters of such Person most recently ended, all on a consolidated basis, determined in accordance with GAAP; provided, that, Senior Secured Debt and Consolidated Cash Flow shall be determined for the relevant period on a pro forma basis in a manner consistent with the pro forma and other adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act, as in effect on the Issue Date.
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Board of Directors of the Company.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. The Stated Maturity of any intercompany Indebtedness payable upon demand shall be the date of demand of payment under such Indebtedness.
          “Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantee of such Guarantor, respectively (it being understood that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or being secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other agreements giving one or more of such holders priority over the other holders to the collateral held by them).
          “Subsidiary” means, with respect to any specified Person (i) any corporation, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
          “Surviving Entity” has the meaning set forth in Section 5.01 hereof.
          “Tenderable Indebtedness” has the meaning set forth in Section 4.09 hereof.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.
          “Total Assets” means, with respect to any Person, the total amount of all assets of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of such Person.
          “Transfer Restricted Securities” means securities that bear or are required to bear the legend set forth in Section 2.06(g)(iii) hereof.
          “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 1, 2012; provided, however, that if the period from such redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Increases and Decreases of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.
          “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.16, and any Subsidiary of such Subsidiary.

          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock (excluding any payment of interest or dividends thereon) multiplied by the amount of such payment, by (ii) the sum of all such payments.
          “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
Section 1.02. Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes and the Note Guarantees;
          “indenture security Holder” means a Holder of a Note;
          “indenture to be Qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee;
          “obligor” on the Notes means the Company and any successor obligor upon the Notes or any Guarantor.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.03. Rules of Construction.
          Unless the context otherwise requires:
          (a) a term has the meaning assigned to it;
          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (c) words in the singular include the plural, and in the plural include the singular;
          (d) provisions apply to successive events and transactions; and
          (e) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and
          (f) references to “property and assets” or “property” or “assets” means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.
ARTICLE II.
THE NOTES
Section 2.01. Form and Dating.
          (a) General. The Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form included in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture. The notations of the Note Guarantees shall be substantially in the form of Exhibit E hereto, the terms of which are incorporated in and made part of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes may be issuable from time to time in denominations of less than $2,000 solely to the extent necessary to accommodate book-entry positions that have been created in denominations of less than $2,000 by the Depositary.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the

Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          The initial aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture is $260,000,000 in principal amount of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to the terms of this Indenture. Notwithstanding the foregoing, the Company may, from time to time, without notice to or the consent of Holders of Notes, create and issue Additional Notes under this Indenture ranking equally with the Notes in all respects, subject to the limitations described in Sections 4.08 and 4.10 hereof. The Company may issue transfer restricted Additional Notes (with or without registration rights) or freely tradeable Notes. The terms of the Notes and any Additional Notes may have different issuance dates and dates from which interest accrues and shall be part of the same series. Such Additional Notes will be consolidated and form a single series with the Notes, vote together with the Notes and have the same terms as to status, redemption or otherwise as the Notes. References to the Notes under this Indenture include these Additional Notes if they are in the same series, unless the context requires otherwise.
          With respect to any Additional Notes issued subsequent to the date of this Indenture notwithstanding anything else herein, (1) all references in Exhibit A herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the Registration Rights Agreement entered into with respect to such Additional Notes, (2) any references in Exhibit A and elsewhere in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration Rights Agreement entered into with respect to such Additional Notes, (4) any Additional Interest may, if set forth in the Registration Rights Agreement, be paid to the holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Notes originally issued under this Indenture.
          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1, 2 and 4 thereto). Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1, 2 and 4 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (c) Euroclear and Clearstream Procedures Applicable. The provisions of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02. Execution and Authentication.
          Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee shall, upon a written order of the Company signed by two Officers (“Authentication Order”), (1) authenticate the Initial Notes in an aggregate principal amount of $260,000,000 and (2) authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Sections 2.07, 9.01(i) and 9.05 hereof. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
Section 2.03. Registrar and Paying Agent.
          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.
Section 2.04. Paying Agent to Hold Money in Trust.
          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money received from the Company or a Subsidiary. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or a Guarantor, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall, or shall cause the Registrar to, furnish to the Trustee at least seven Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA §312(a).
Section 2.06. Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will not be exchanged by the Company for

Definitive Notes unless (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary within ninety (90) days of delivery of such notice or (B) has ceased to be a clearing agency registered under the Exchange Act, and the Company fails to appoint a successor depositary within ninety (90) days of delivery of such notice or (ii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Beneficial interests in a Global Note may also be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of the Depositary in accordance with this Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and opinion of counsel required by item (3) thereof, if applicable.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
          (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
          (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (v) Through and including the 40th day after the Issue Date, beneficial interests in the Regulation S Global Note may be held only through Euroclear or Clearstream, unless transferred to a person that takes delivery through a Rule 144A Global Note.
          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.
     Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;
the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may

exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.
          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (i) Intercreditor Agreement. Each Global Note and each Definitive Note (and all Notes issued in exchange therefore or substitution thereof) shall bear the legend in substantially the following form:
THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF AUGUST 4, 2009, AMONG BANK OF AMERICA, N.A., AS CREDIT FACILITY COLLATERAL AGENT, WILMINGTON TRUST COMPANY, AS NOTE COLLATERAL AGENT, THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. AND THE SUBSIDIARIES OF THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. PARTY THERETO (THE “INTERCREDITOR

AGREEMENT”), AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.
     (ii) Tax Legend.
          (A) Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE WAS 97.385% OF ITS PRINCIPAL AMOUNT; THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $26.15 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000; THE ISSUE DATE IS AUGUST 4, 2009; AND THE YIELD TO MATURITY IS 12.000%.
     (B) Notwithstanding the foregoing, for any Additional Notes issued pursuant to the terms of this Indenture, the legend in Section 2.11(g)(ii)(A) shall be modified as appropriate to reflect the tax characteristics of such Additional Notes.
     (iii) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION

5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. (THE “COMPANY”) THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

     (iv) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”
          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 3.08, 4.09, 4.14 and 9.05 hereof).
     (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (viii) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     (ix) The Trustee shall have no obligation or duty to monitor, determine of inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Notes or under applicable law, other than to require delivery of such certificates, documentation or other evidence as are expressly required by, and to do so if and when expressly required by, this Indenture. The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.
Section 2.07. Replacement Notes.
          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee each may charge for their respective expenses in replacing a Note.
          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.08. Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
          If a Note is replaced pursuant to Section 2.07 hereof, such Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
          If the principal amount of any Note is considered paid under Section 4.01 hereof, the Note ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09. Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.
Section 2.10. Temporary Notes.
          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.11. Cancellation.
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (and no one else) shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12. Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof, and such defaulted interest shall cease to be payable to the Persons who were Holders on the relevant regular record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
ARTICLE III.
REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee.
          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Company shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.
          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption as follows:
(1)	in compliance with the requirements of the principal national securities exchange or the Nasdaq Stock Market, as the case may be, on which the Notes are listed; or

(2)	if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.
          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption. No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be electronically delivered or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.
          If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.
Section 3.03. Notice of Redemption.
          At least 30 days but not more than 60 days before a redemption date, the Company shall electronically deliver or cause to be electronically delivered or mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
          The notice shall identify the Notes to be redeemed and shall state:
          (a) the redemption date;
          (b) the redemption price;
          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;
          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04. Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05. Deposit of Redemption Price.
          On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and any Additional Interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and any Additional Interest on, all Notes to be redeemed.
          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06. Notes Redeemed in Part.
          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07. Optional Redemption.
          (a) At any time, or from time to time, prior to August 1, 2012, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 111.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:
     (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and
     (ii) the redemption must occur within 120 days of the date of the closing of such Equity Offering.
          (b) Prior to August 1, 2012, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice electronically delivered or mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          (c) On or after August 1, 2012, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

YEAR	PERCENTAGE

2012	105.688%

2013	102.844%

2014 and thereafter	100.000%
          (d) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.
Section 3.08. Mandatory Redemption.
          The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE IV.
COVENANTS
Section 4.01. Payment of Notes.
          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
          The Company shall pay interest (including without limitation any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Company or any Guarantor, whether or not allowed or allowable as a claim in such proceeding) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Company shall pay interest (including without limitation any interest in any proceeding under any Debtor Relief Law with respect to the Company or any Guarantor, whether or not allowed or allowable as a claim in such proceeding) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.
          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Company also from time to time may designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and from time to time may rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
Section 4.03. Investment Company Act.
          The Company shall not, and shall not permit any of its Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.
Section 4.04. Compliance Certificate.
          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate signed by the Company’s principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to the officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of

Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or the Public Company Accounting Oversight Board, the year-end financial statements delivered pursuant to Section 4.19 shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon the Company or any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.05. Taxes.
          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06. Stay, Extension and Usury Laws.
          The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted herein (or in any Collateral Document) to the Trustee or the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries; (iii) make any principal payment on or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, in each case prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, except purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:
               (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
               (2) the Company would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) of this Indenture; and
               (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (11), (12) or (13) of the next succeeding paragraph (b)), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the last fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company (other than from Excluded Contributions) since the Issue Date from the issue or sale of Equity Interests (other than Disqualified Stock) of, or capital contributions to, the

Company (plus the Fair Market Value of assets other than cash received by the Company or a Guarantor since the Issue Date), plus (iii) the principal amount of Indebtedness of the Company or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Restricted Subsidiary of the Company) after the Issue Date, plus (iv) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Note Guarantee (except to the extent any amounts are paid under such Note Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary after the Issue Date.
          (b) The preceding provisions will not prohibit (so long as, in the case of clause (10) below, no Default has occurred and is continuing or would be caused thereby):
          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
          (2) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
          (3) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or of any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of a contribution to the capital of the Company or a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(ii) of Section 4.07(a);
          (4) the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;
          (5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(ii) of Section 4.07(a);
          (6) the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness or Disqualified Stock of the Company (a) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any of the Company’s Subsidiaries) of, the Company’s Disqualified Stock, or (b) pursuant to a required change of control offer or asset sale offer arising from a Change of Control or Asset Sale, as the case may be, provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all Notes tendered by Holders in connection with a related Change of Control Offer or Asset Sale Offer, as the case may be, have been repurchased, redeemed or acquired for value;
          (7) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation incurred in connection with such exercise; provided that no cash payment in respect of such purchase, repurchase, redemption, acquisition, retirement or exercise shall be made by the Company or any of its Restricted Subsidiaries;
          (8) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employee, officer, director or consultant of the Company (or any of its Restricted Subsidiaries) or their respective estates, spouses, former spouses or family members; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed $2.0 million, such amount to be increased in any fiscal year by (x) the net cash proceeds of sales of Equity Interests (other than Disqualified Stock) of the Company (or from the exercise of options therefor) to any current or former employee, officer, director or consultant of the Company (or any of its Restricted Subsidiaries) or their respective estates, spouses, former spouses or family members and (y) the proceeds of any key man life insurance policies (with any unused amounts in this clause (8) in any such fiscal year permitted to be used in any other fiscal year, provided that the aggregate amount of repurchases made pursuant to this clause (8) may not exceed $4.0 million in any fiscal year);
          (9) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of the Company;
          (10) other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate principal amount since the Issue Date not to exceed $50.0 million;

          (11) the payment of fees and expenses in connection with a Qualified Receivables Transaction;
          (12) Restricted Payments in an aggregate amount not to exceed the amount of all Excluded Contributions;
          (13) payments or distributions to dissenting stockholders pursuant to or in connection with a consolidation, merger or transfer of assets;
          (14) the declaration and payment of dividends to holders of shares of the Convertible Preferred Stock in accordance with the terms of such Convertible Preferred Stock in effect on the Issue Date; and
          (15) the repurchase or redemption of shares of the Convertible Preferred Stock pursuant to a required offer to repurchase such shares upon the occurrence of a “fundamental change” (as defined in the documents governing the Convertible Preferred Stock and in accordance with the terms of such Convertible Preferred Stock in effect on the Issue Date), provided that such repurchase or redemption occurs after all Notes tendered by Holders in connection with a related Change of Control Offer have been repurchased, redeemed or acquired for value.
          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
          For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (15) of Section 4.07(b), or is entitled to be incurred pursuant to Section 4.07(a) above, the Company shall be entitled to classify or reclassify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this Section 4.07. It is understood and agreed that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from employees, directors or consultants of the Company or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company to the extent described in clause (8) of Section 4.07(b) will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture.
Section 4.08. Incurrence of Indebtedness.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness or issue Disqualified Stock; provided, however, that the Company or any of the Guarantors may Incur Indebtedness or issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been Incurred or issued at the beginning of such four-quarter period.
          (b) Section 4.08(a) will not prohibit the Incurrence of any of the following items of Indebtedness or Disqualified Stock (collectively, “Permitted Debt”):
     (i) the Incurrence by the Company or any Restricted Subsidiary, in the capacity of a borrower or a guarantor, of Indebtedness under Credit Facilities, in an aggregate principal amount at any one time outstanding pursuant to this clause (1) not to exceed the greater of (x) $775.0 million, less, without duplication, the amount of any permanent repayments thereof or permanent reductions in commitments thereunder from the proceeds of one or more Asset Sales which are used to prepay or repay Indebtedness under the Credit Facilities pursuant to Section 4.09(c) and (y) the Borrowing Base as of the date of such Incurrence, in each case, minus any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (xviii) of this Section 4.08(b);
     (ii) the Incurrence of Existing Indebtedness;
     (iii) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;
     (iv) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in an aggregate principal amount at any one time outstanding pursuant to this clause (iv) not to exceed 10.0% of the Company’s Consolidated Net Tangible Assets;
     (v) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be Incurred under Section 4.08(a) or clauses (ii), (iii) or (v) of Section 4.08(b);
     (vi) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, if the Company or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and, provided, further that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or any of its Restricted Subsidiaries and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or any of its Restricted Subsidiaries will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);
     (vii) the Guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be Incurred by another provision of this Section 4.08;
     (viii) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations (including Credit Facility Hedging Obligations) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes or Cash Management Obligations;
     (ix) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, bankers’ acceptances, accommodation guarantees, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Capital Stock of any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition);
     (x) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within 10 Business Days of its Incurrence;

     (xi) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising in connection with endorsements of instruments for deposit in the ordinary course of business;
     (xii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations (or the financing of insurance premiums in the ordinary course of business) or bid, performance or surety bonds or completion guarantees provided in the ordinary course of business;
     (xiii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;
     (xiv) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;
     (xv) the Incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed $75.0 million;
     (xvi) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;
     (xvii) Indebtedness issued by the Company or any of its Restricted Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company to the extent described in clause (8) of Section 4.07(b);
     (xviii) the Incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company and Incurred in connection with a Qualified Receivables Transaction; or
     (xix) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $25.0 million.

          For purposes of determining compliance with this Section 4.08, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xix) above, or is entitled to be Incurred pursuant to Section 4.08(a), the Company shall be permitted to classify or reclassify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant. In addition, any Indebtedness or portion thereof originally classified as Incurred pursuant to clauses (i) through (xix) above may later be reclassified one or more times by the Company such that it will be deemed as having been Incurred pursuant to one or more other of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.08(b)(i).
          Indebtedness permitted by this Section 4.08 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.08 permitting such Indebtedness.
          Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.08 will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.
Section 4.09. Asset Sales.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of (A) cash, (B) Cash Equivalents, (C) Replacement Assets, or (D) a combination of the foregoing.
          (b) For purposes of requirement (a)(ii) of this Section 4.09, the following shall be deemed to be cash: (i) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary (other than Subordinated Indebtedness or other liabilities that by their terms are expressly subordinated in right of payment to the Notes and the Note Guarantees) that are assumed by the transferee (or a third party on behalf of the transferee) of any such assets or Equity Interests in writing whereby the Company or such Restricted Subsidiary are released from further liability therefor; (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days after the date of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion); and (iii) any Designated Non-cash Consideration received by the Company or such applicable Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 2.0% of the Company’s Consolidated Net Tangible Assets (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
          (c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds, at its option, (i) with respect to Net Proceeds of any Asset Sale, whether or not involving Collateral, to purchase Replacement Assets (or, if such Replacement Assets are not so purchased by such 365th day, enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 365 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)); and provided further that, in case of the acquisition of Replacement Assets, such Replacement Assets are thereupon pledged to the extent required by the Collateral Documents (subject to the exclusions and exceptions therein) and otherwise in compliance with Section 4.21; or (ii) with respect to Net Proceeds of an Asset Sale of any assets that constitute Collateral, to prepay permanently or repay permanently any Indebtedness secured by such Collateral (and in the case of any such Indebtedness under a revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility); or (iii) with respect to Net Proceeds of an Asset Sale of any asset that does not constitute Collateral, to prepay permanently or repay permanently any Indebtedness under a Credit Facility or any other Indebtedness then outstanding (other than Subordinated Indebtedness) (and in the case of any such Indebtedness under a revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility).
          (d) On the 366th day after an Asset Sale or such earlier date, if any, as the Company determines not to apply the Net Proceeds relating to such Asset Sale as set forth in paragraph (c) above (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in paragraph (c) above (“Excess Proceeds”) shall be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and (i) in the case of Net Proceeds from Collateral, to the holders of any Pari Passu Lien Indebtedness that is required to be repurchased or repaid or offered to be repurchased or repaid as a result of such Asset Sale or (ii) in the case of any other Net Proceeds, to all holders of other Indebtedness that is pari passu in right of payment (whether or not secured and whether or not secured by a Lien of any priority on any collateral) with the Notes or any Note Guarantee (“Pari Passu Indebtedness” and, together with Pari Passu Lien Indebtedness, “Tenderable Indebtedness”) that is required to be repurchased or repaid or offered to be repurchased or repaid as a result of such Asset Sale, to purchase the maximum principal amount of Notes and such other Tenderable Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other Tenderable Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase, and will be payable in cash.
          (e) The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $20.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $20.0 million) will be applied as provided in paragraph (d) above. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Tenderable Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then the Notes and such other Tenderable Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other Tenderable Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.
          (f) Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may invest such Net Proceeds in Cash Equivalents or apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
          (g) In the event that the Company shall be required to commence an Asset Sale Offer pursuant to this Section 4.09, the Company shall follow the procedures specified below.
          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Sections 4.09(d) and 4.09(e) hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
     (i) that the Asset Sale Offer is being made pursuant to this Section 4.09 and the length of time the Asset Sale Offer shall remain open;
     (ii) the Offer Amount, the purchase price and the Purchase Date;
     (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;
     (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
     (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;
     (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
          Other than as specifically provided in this Section 4.09, any purchase pursuant to this Section 4.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
          (h) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.
          The terms of this Section 4.09 are subject to compliance with the Intercreditor Agreement.
Section 4.10. Liens.
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on or with respect to (i) the Collateral, except Permitted Liens, and (ii) any Principal Property, except as Collateral for the benefit of holders of obligations under the Credit Agreement, provided, however, that in the case of the repayment, repurchase or redemption of all of the outstanding QUIBS or the defeasance or removal (through amendment or otherwise) of Section 1008 of the QUIBS Indenture, the Company and each applicable Subsidiary will grant the Collateral Agent, for the equal and ratable benefit of the Trustee and Holders of the Notes, valid and perfected second priority liens and security interests in each Principal Property in which the Company or any Subsidiary has granted a first priority lien or security interest in favor of the holder of any other Indebtedness of the Company or such Subsidiary.
          Subject to the immediately preceding paragraph, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than (i) Permitted Liens or (ii) Liens on Principal Properties for the benefit of the holders of the obligations under the Credit Agreement, subject to the proviso in the preceding paragraph) upon any of their property or assets, now owned or hereafter acquired, unless this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case the Indebtedness so secured is Subordinated Indebtedness, the Notes and this Indenture are secured by a Lien on such property or assets that is senior to the Lien securing such Subordinated Indebtedness to at least the same extent that the Notes and this Indenture are senior to such Subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien on such property or assets; provided, however, that if the Company or any Restricted Subsidiary creates, incurs, assumes or otherwise causes or suffers to exist or become effective any Lien for the benefit of holders of the obligations under the Credit Facility on a first priority basis, which Lien shall not exceed the Maximum Credit Facility Obligation Amount, then this Indenture and the Notes shall be secured on a second priority basis in accordance with the terms of this Indenture and the Collateral Documents, but in all other instances, this Indenture and the Notes shall be secured on an equal and ratable basis with the obligations so secured by such Lien. At the time at which the obligations which triggered the requirement to secure the Notes on an equal and ratable basis are no longer so secured by any such property or assets, the Trustee shall immediately release the Lien securing the Notes and this Indenture on such property or assets, provided, however, that if such triggering obligations subsequently become secured by any such property or assets, then such Lien securing the Notes and this Indenture on such property or assets shall immediately be reinstated.
Section 4.11. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
          (b) The restrictions set forth in Section 4.11(a) shall not apply to encumbrances or restrictions:
     (1) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;
     (2) set forth in this Indenture, the Notes and the Note Guarantees or existing under Pari Passu Indebtedness of the Company or a Guarantor, which is incurred under an indenture pursuant to Section 4.08, provided that the encumbrances and restrictions are no more restrictive, taken as a whole, than those contained in this Indenture;
     (3) existing under, by reason of or with respect to applicable law;
     (4) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition (including any instrument governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;
     (5) in the case of clause (3) of Section 4.11(a):

     (A) restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, intellectual property, conveyance or contract or similar property or asset, or
     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture;
     (6) on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
     (7) pursuant to the security documents evidencing any Lien securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.10, including Permitted Liens;
     (8) pursuant to contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions only apply to such Receivables Subsidiary or the receivables and related assets which are subject to such Qualified Receivables Transaction;
     (9) contained in Permitted Refinancing Indebtedness; provided that such restrictions are not on the whole materially more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (10) contained in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary entered in the ordinary course of business and consistent with past practices, only to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;
     (11) contained in Capital Lease Obligations or Purchase Money Obligations for property acquired, in each case in the ordinary course of business and consistent with past practices, to the extent that such encumbrance or restriction (i) only restricts the transfer of the assets financed with such Capital Lease Obligations or Purchase Money Obligations and (ii) solely relates to the property financed with such Capital Lease Obligations or Purchase Money Obligations;

     (12) contained in any agreement for the sale of assets, including any Asset Sale, that restricts transfers of such assets pending their sale;
     (13) existing under or by reason of customary provisions in joint venture or similar agreements, asset sale agreements, stock sale agreements and sale and leaseback transactions required in connection with the entering into of such transactions, which encumbrance or restriction is applicable only to the assets that are the subject of such agreements;
     (14) contained in agreements entered into between a Restricted Subsidiary and another Restricted Subsidiary which second Restricted Subsidiary is not a Subsidiary of the first Restricted Subsidiary provided that such agreement does not limit dividends or distributions to the direct parent or direct subsidiary of either such Restricted Subsidiary;
     (15) contained in Indebtedness of a Foreign Subsidiary permitted to be incurred under this Indenture; and
     (16) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 4.12. Events of Loss.
          (a) Subject to the Intercreditor Agreement and the other Collateral Documents, in the case of an Event of Loss with respect to any Collateral, the Company or the affected Restricted Subsidiary, as the case may be, shall apply the Net Loss Proceeds from such Event of Loss, within 365 days after receipt, at its option to:
     (1) with respect to Net Proceeds of an Event of Loss relating to any assets that constitute Collateral and/or Credit Facility Collateral, prepay permanently or repay permanently any Indebtedness secured by such Collateral and/or Credit Facility Collateral in accordance with the applicable collateral documents (and in the case of any such Indebtedness under a revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility);

     (2) the rebuilding, repair, replacement or construction of improvements to the affected property or facility (or enter into a binding agreement to do so, provided that (x) such rebuilding, repair, replacement or construction has been completed within 365 days after the date of such binding agreement and (y) if such rebuilding, repair, replacement or construction is not consummated within the period set forth in subclause (x), the Net Loss Proceeds not so applied will be deemed to be Excess Loss Proceeds (as defined below)); or
     (3) the uses described in clause (i) of Section 4.09(c), substituting the term “Event of Loss” for the term “Asset Sale,” the term “Net Loss Proceeds” for the term “Net Proceeds” and the term “Excess Loss Proceeds” for the term “Excess Proceeds.”
          In case of clause (2) or (3) above, any replacement assets or property not constituting Excluded Assets shall be pledged as Collateral in accordance with the Collateral Documents and otherwise in compliance with Section 4.21, subject to Liens securing Credit Facility Loan Obligations and Credit Facility Hedging Obligations. Pending the final application of any Net Loss Proceeds, the Company or the affected Restricted Subsidiary may use such Net Loss Proceeds to either temporarily repay any revolving credit facility or invest in any manner not prohibited by this Indenture.
          (b) Any Net Loss Proceeds from an Event of Loss that are not applied or invested as provided in Section 4.12(a) shall be deemed to constitute “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $20.0 million, the Company shall make an offer (a “Loss Proceeds Offer”) to all Holders of Notes and all holders of Pari Passu Lien Indebtedness that is required to be repurchased or repaid or offered to be repurchased or repaid as a result of such Event of Loss to purchase the maximum principal amount of Notes and such Pari Passu Lien Indebtedness that may be purchased out of such Excess Loss Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such Pari Passu Lien Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase. A Loss Proceeds Offer shall be made in accordance with the procedures applicable to an Asset Sale Offer pursuant to Section 4.09 mutatis mutandis. If any Excess Loss Proceeds remain after consummation of a Loss Proceeds Offer, such Excess Loss Proceeds may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Loss Proceeds Offer exceeds the amount of Excess Loss Proceeds, then the Notes will be purchased on a pro rata basis based on the principal amount of Notes tendered.
          (c) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Loss Proceeds Offer.

Section 4.13. Corporate Existence.
          Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.14. Offer to Repurchase upon Change of Control.
          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company shall offer payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date shall be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder stating that a Change of Control has occurred and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Section 4.14 and described in such notice.
               The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer and shall state:
               (i) that the Change of Control Offer is being made pursuant to this Section 4.14;
               (ii) the amount of the Change of Control Payment and the Change of Control Payment Date;
               (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

               (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
               (v) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Payment Date;
               (vi) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and
               (vii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:
               (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
               (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
               (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
          (b) The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. If the Change of Control

Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Subject to Section 4.14(d) below, the provisions described herein that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Indenture are applicable.
          (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
          (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.
Section 4.15. Transactions with Affiliates.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Company or any such Restricted Subsidiary (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $2.5 million, unless:
          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

          (ii) the Company delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and
     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.
          (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.15(a):
          (1) transactions (including guarantees of Indebtedness) between or among the Company and/or its Restricted Subsidiaries;
          (2) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company or any of its Restricted Subsidiaries;
          (3) Restricted Payments that are permitted by the provisions of this Indenture described under Section 4.07;
          (4) any sale of Capital Stock (other than Disqualified Stock) of the Company;
          (5) transactions pursuant to agreements or arrangements in effect on the Issue Date (including, without limitation, all agreements or arrangements in effect on the Issue Date in connection with the issuance of the Convertible Preferred Stock), or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;
          (6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries that are Affiliates of the Company and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been approved by the Board of Directors of the Company or has been entered into in the ordinary course of business consistent with past practice;
          (7) commission, payroll, travel and similar advances or loans (including payment or cancellation thereof) to officers and employees of the Company or any of its Restricted Subsidiaries;
          (8) transactions with suppliers or other purchasers or sales of goods or services, in each case in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, as determined in good faith by the Company;
          (9) sales of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;
          (10) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, where such Affiliates receive the same consideration as non-Affiliates in such transactions;
          (11) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; and
          (12) any transaction entered into in the ordinary course of business between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity.
Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.
          (a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:
          (1) any Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described under Section 4.08;
          (2) (A) the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any of its Restricted

Subsidiaries of any Indebtedness of such Subsidiary) (such amount, the “Designation Amount”) will be deemed to be a Restricted Investment made as of the time of such designation, and such Investment would be permitted to be made under Section 4.07 or (B) the Designation Amount is less than $10,000;
          (3) such Subsidiary does not hold any Liens on any property of the Company or any of its Restricted Subsidiaries; and
          (4) the Subsidiary being so designated:
     (A) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness, but excluding in the case of a Receivables Subsidiary any Standard Securitization Undertakings) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivables Subsidiary any Standard Securitization Undertakings); and
     (B) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and
          (5) no Default or Event of Default would be in existence following such designation.
          (b) If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company will be in default under this Indenture.
          (c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
          (1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under Section 4.08, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;
          (2) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.10; and
          (3) no Default or Event of Default would be in existence following such designation.
          (d) Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary or redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, as the case may be, shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate giving effect to such designation or redesignation and an Officers’ Certificate, signed on behalf of the Company by its principal executive officer or principal financial officer, certifying that such designation or redesignation complied with the preceding conditions, as applicable, and was permitted by this Indenture.
Section 4.17. Guarantees.
          (a) The Company shall provide to the Trustee, within 30 days following the date that any Person becomes a Restricted Subsidiary (other than (x) any Foreign Subsidiary, (y) any Immaterial Subsidiary or (z) a Receivables Subsidiary) that guarantees Indebtedness (other than the Notes or Note Guarantees) of the Company or a Guarantor, a supplemental indenture to this Indenture substantially in the form set forth in Exhibit F hereto and a joinder or accession agreement or agreements related to (and if specified in a Collateral Document, in the form required by) the Collateral Documents, accompanied by an Opinion of Counsel, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior secured basis (subject to Permitted Liens) by such new Restricted Subsidiary of the Company’s obligations under the Notes and this Indenture and a pledge of its assets as Collateral for the Notes to the same extent as that set forth herein and the Collateral Documents.
          (b) The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any Indebtedness (other than the Notes or Note Guarantees) of the Company or any Restricted Subsidiary unless:
          (i) such Restricted Subsidiary is (A) a Guarantor, (B) a Foreign Subsidiary, (C) an Immaterial Subsidiary or (D) a Receivables Subsidiary; or
          (ii) within 30 days, such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture to this Indenture substantially in the form set forth in Exhibit F hereto and a joinder or accession agreement or agreements related to (and if specified in a Collateral Document, in the form required by) the Collateral Documents, accompanied by an Opinion of Counsel, providing for (x) the full and unconditional Guarantee on a senior secured basis of the payment of the Notes by such Restricted Subsidiary, which Note Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness, and (y) a pledge of its assets (subject to Permitted Liens) as Collateral for the Notes to the same extent as that set forth herein and the Collateral Documents.
          (c) A Note Guarantee provided pursuant to Section 4.17(a) or (b) shall otherwise be subject to release in accordance with the provisions of Section 10.04 of this Indenture.
          (d) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, except in accordance with the provisions of Section 10.03 of this Indenture.
Section 4.18. Business Activities.
          The Company shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.19. Reports.
          (a) The Company shall furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within 30 days after the time periods specified in the Commission’s rules and regulations:
          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report (whether or not unqualified) on the annual financial statements by the Company’s certified independent accountants; and
          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;
          provided that, if the Commission has accepted any of the Company’s reports as provided in the immediately succeeding paragraph and such reports have been made available to the public on the Commission’s EDGAR system (or any similar successor system), the Company shall have no obligations to furnish such report to the Trustee, beneficial owners or prospective investors.

          (b) Whether or not required by the Commission, the Company shall file the reports specified in Section 4.19(a) with the Commission, containing all of the information required by such reports, within the time periods specified above unless the Commission will not accept such a filing. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company shall provide such reports to the Trustee.
          (c) The Company shall be deemed to have furnished to the Holders the reports referred to in clauses (1) and (2) of Section 4.19(a) if the Company has posted such reports on the Company Website and issued a press release in respect thereof. For purposes of this Section 4.19, the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.aptea.com or such other address as the Company may from time to time designate in writing to the Trustee.
          (d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are “minor” within the meaning of Rule 3-10 of Regulation S-X, substituting 5% for 3% where applicable), then the quarterly and annual financial information required by this Section 4.19 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
          (e) The Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          (f) The Company shall comply with is obligations, if any, under TIA §314(a).
Section 4.20. Impairment of Security Interest.
          Subject to the rights of the holders of Permitted Liens, the Company and the Guarantors shall not take or omit to take any action, which action or omission would impair or could reasonably be expected to have the result of impairing, the security interest or Lien with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes, except to the extent otherwise permitted by Article IX and Article XI of this Indenture or by the Collateral Documents, including the Intercreditor Agreement.

Section 4.21. After-Acquired Property.
          (a) Promptly following the acquisition by the Company or any Guarantor of any After-Acquired Property, the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates, title insurance and Opinions of Counsel as shall be reasonably necessary to vest in the Trustee or the Collateral Agent a perfected security interest, mortgage or other Lien in such After-Acquired Property that is of second (subject only (x) if and to the extent of the Liens of first priority required by the Intercreditor Agreement and (y) other Permitted Liens) priority and to have such After-Acquired Property added to the Collateral including, but not limited to, those items set forth in Section 4.24 hereof, mutatis mutandis, and, to the extent commercially reasonable, the Leasing Deliverables, where applicable, in each case, in respect of such After-Acquired Property and thereupon all provisions of this Indenture and the Collateral Documents relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
          (b) Notwithstanding Section 4.21(a), if granting or perfecting any Lien to secure the Note Obligations on any Collateral that consists of rights that are licensed or leased from a third-party requires the consent of such third party pursuant to the terms of an applicable license or lease agreement, and such terms are enforceable under applicable law, the Company or the Guarantors, as the case may be, will use all commercially reasonable efforts to obtain such consent with respect to the granting or perfecting of such Lien, but if the third party does not consent to the granting or perfecting of such Lien after the use of commercially reasonable efforts, none of the Company or the Guarantors will be required to do so.
Section 4.22. Creation and Perfection of Liens Securing Collateral; Further Assurances.
          (a) On or prior to the Issue Date, the Company and the Guarantors shall have granted, created and perfected the security interests, mortgages and other Liens created or intended to be created in the Collateral Documents in the Collateral in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes; provided, that to the extent any such security interest, mortgage or other Lien was not perfected by the Issue Date, the Company and the Guarantors shall use commercially reasonable efforts to have all security interests, mortgages and other Liens granted, created and perfected, to the extent required by the Collateral Documents, as promptly as practicable following the Issue Date.
          (b) The Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Trustee or the Collateral Agent may reasonably request, in order to grant, create, preserve, enforce, protect and perfect the validity and priority of the security interests, mortgages and other Liens created or intended to be created by this Indenture or the Collateral Documents in the Collateral.
          (c) In addition, from time to time, the Company and the Guarantors shall reasonably promptly secure the Note Obligations by pledging or creating, or causing to be pledged or created, perfected security interests, mortgages and other Liens with respect to the Collateral. Such security interests, mortgages and Liens shall be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Trustee or the Collateral Agent.
          (d) The Company and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Trustee or the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Trustee and the Holders of the Notes, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Issue Date), in each case, as contemplated by, and with the lien priority required under, this Indenture and the Collateral Documents; provided that the Company and the Guarantors shall not be required to provide, and the Collateral Agent shall not request, any additional Liens in respect of any Excluded Assets.
          (e) Upon request of the Trustee or the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company and the Guarantors shall, and shall cause the Restricted Subsidiaries to, (i) permit the Trustee or the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Trustee or the Collateral Agent, upon reasonable notice to the Company and during normal business hours, to visit and inspect any of the property of the Company and its Subsidiaries, to review, make extracts from and copy the books and records of the Company and its Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company and its Subsidiaries, and (ii) deliver to the Trustee or the Collateral Agent such reports, including valuations, relating to any such property or any Lien thereon as the Trustee or the Collateral Agent may reasonably request. The Company shall promptly reimburse the Trustee and Collateral Agent for all reasonable costs and expenses incurred by the Trustee or Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Agent.
Section 4.23. Insurance.
          (a) The Company and the Guarantors shall:

          (i) keep their properties adequately insured at all times by financially sound and reputable insurers;
          (ii) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;
          (iii) maintain such other insurance as may be required by law; and
          (iv) maintain such other insurance as may be required by the Collateral Documents.
          (b) The Collateral Agent shall be named as an additional insured and loss payee as its interests may appear, and the Company and the Guarantors shall within sixty (60) calendar days following the end of each six month period ending on March 31 or September 30 of any year, furnish to the Collateral Agent copies of certificates of insurance and copies of insurance policies (or endorsements thereof) showing compliance with this sentence. Upon the request of the Trustee or the Collateral Agent, the Company and the Guarantors shall furnish to the Collateral Agent full information as to their property and liability insurance carriers.
Section 4.24. Real Estate.
          (a) On or prior to the Issue Date, or as soon as practicable after the Issue Date using commercially reasonable efforts, the Company and the Guarantors will deliver to the Collateral Agent, with respect to each Initial Mortgaged Property, the following:
          (i) to the extent a first lien mortgage has been delivered in connection with the Credit Agreement with respect to real properties, fully executed and notarized Mortgages encumbering the fee interest of the Company or any of the Guarantors in each real property asset owned or leased by the Company and the Guarantors as listed on Schedule III hereto, together with any such assignments of leases and rents and UCC-1 financing statements as the Collateral Agent shall reasonably deem appropriate with respect to each such Initial Mortgaged Property;
          (ii) evidence that counterparts of the Mortgages (and such other documents referenced in this Section 4.24(a) have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting Lien (second in priority only to the extent required by the

Intercreditor Agreement) on the property described therein in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid;
          (iii) a fully paid title insurance policy (in form and substance (x) substantially identical to the title insurance policy delivered by the Company in connection with the Credit Agreement with respect to all matters in existence as of the date of such title insurance policy, and (y) reasonably acceptable to the Collateral Agent with respect to any matters first appearing of record after the date of the title insurance policy delivered by the Company in connection with the Credit Agreement), with endorsements that are substantially identical to those endorsements delivered in connection with the Credit Agreement and in amounts reasonably acceptable to the Collateral Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid and subsisting Liens (second in priority to the extent required by the Intercreditor Agreement) on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens;
          (iv) copies of each survey delivered in connection with the Credit Agreement with respect to the properties described in the Mortgages;
          (v) copies of each appraisal, engineering, soils and other report delivered in connection with the Credit Agreement with respect to the properties described in the Mortgages;
          (vi) evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to create valid and subsisting Liens (second in priority only to the extent required by the Intercreditor Agreement) on the property described in the Mortgages has been taken, provided, however, that in no event shall the Collateral Agent be entitled to request any documents, or that any action be taken, if such document or action is not required by the Credit Agreement or the Credit Facility Collateral Agent with respect to such Mortgage; and
          (vii) to the extent a legal opinion has been delivered in connection with the Credit Agreement with respect to a Mortgage, the Company and Guarantors shall deliver to the Collateral Agent for the benefit of the Trustee and the Notes substantially the same favorable opinion from local counsel in states in which the real property to be covered by the Mortgage is located with respect to the enforceability and perfection of the Mortgages and any related fixture filings, each in form no less favorable, in the reasonable judgment of the Collateral Agent, than the opinions rendered by such local counsel with respect to the Mortgages executed and delivered in connection with the Credit Agreement, and otherwise in form and substance reasonably satisfactory to the Collateral Agent (including that the relevant mortgagor is validly existing and in good standing, corporate power, due authorization, execution and delivery, no conflicts and no consents);

          provided, however, that with respect to this Section 4.24(a), in no event shall the Collateral Agent be entitled to request any documents, or that any action be taken, if such document or action is not required by the Credit Agreement or the Credit Facility Collateral Agent with respect to such Mortgage.
          (b) Notwithstanding the foregoing in this Section 4.24, to the extent any mortgaged property to be subject to the Lien of the Trustee is a lease, license or other agreement or other instrument for the use of real property (“Leased Real Property”) to which the Company or any Guarantor is a party, and to the extent the Company or such Guarantor is prohibited from granting a Lien in its rights thereunder pursuant to the terms of such lease, license, contract, agreement or other instrument, or under applicable law (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) none of the Company or the Guarantors will be required to grant or perfect, as applicable, such Lien. Notwithstanding the foregoing provisions in this clause (b) of Section 4.24, if granting or perfecting any Lien to secure the Note Obligations on any Collateral that consists of Leased Real Property requires the consent of such lessor, licensor or other third party pursuant to the terms of an applicable license, lease, agreement or other instrument, and such terms are enforceable under applicable law, the Company or the Guarantors, as the case may be, shall use all commercially reasonable efforts to obtain such consent with respect to the granting or perfecting of such Lien, but if the third party does not consent to the granting or perfecting of such Lien after the use of commercially reasonable efforts, none of the Company or the Guarantors will be required to do so and such Leased Real Property shall be considered to be an Excluded Asset hereunder.
          (c) The Company shall give written notice to the Collateral Agent of any default by the Company or any Guarantor with respect to its payment or other material obligations (or the receipt by the Company or any Guarantor of any written communication or notice by the landlord or other third party alleging any such default) under any Leased Real Property that is subject to a Lien for the benefit of the Collateral Agent, Trustee or Holders. The Company shall give such notice promptly (but not later than five (5) Business Day’s after such event) and include reasonable details of the nature and amount of the default or the alleged default and the name and contact information of the landlord or other third party with respect to such Leased Real Property.

ARTICLE V.
SUCCESSORS
Section 5.01. Merger, Consolidation or Sale of Assets.
          The Company shall not: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties and assets of the Company, in one or more related transactions, to another Person, unless at the time and after giving effect thereto:
          (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (the “Surviving Entity”) (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents;
          (2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default exists;
          (3) immediately after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Company or the Surviving Entity (if other than the Company) would, on the date of such transaction, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a);
          (4) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Company or the Surviving Entity in accordance with the Notes and this Indenture;
          (5) the Company delivers to the Trustee an Officers’ Certificate stating that such transaction and such agreement comply with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with;

          (6) the Collateral transferred to the Surviving Entity will (a) continue to constitute Collateral under this Indenture and the Collateral Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien, other than Permitted Liens; and
          (7) to the extent that the assets of the Person which is merged or consolidated with or into the Surviving Entity are assets of the type which would constitute Collateral under the Collateral Documents, the Surviving Entity will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture and the Collateral Documents.
          Clauses (2), (3) and (5) of this Section 5.01 will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.
Section 5.02. Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company or the Company and its Restricted Subsidiaries taken as a whole, in accordance with Section 5.01 hereof, the Surviving Entity will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein. In any such event (other than any transfer by way of lease), the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.
ARTICLE VI.
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
          Each of the following shall constitute an “Event of Default”:
          (a) default for 30 days in the payment when due of interest on the Notes;
          (b) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

          (c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under Article V;
          (d) failure by the Company or any of its Restricted Subsidiaries for 45 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;
          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to make any payment when due at the Stated Maturity of such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more;
          (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a carrier that has not denied coverage in writing) aggregating in excess of $35.0 million, to the extent such judgments are not discharged or stayed for a period of more than 60 days after such judgments have become final and non-appealable;
          (g) except as permitted by this Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary, or the Note Guarantees of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;
          (h) the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary):
     (i) commences a voluntary case,
     (ii) consents to the entry of an order for relief against it in an involuntary case,
     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,
     (iv) makes a general assignment for the benefit of its creditors, or

     (v) generally is not paying its debts as they become due;
          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) in an involuntary case;
     (ii) appoints a Custodian of the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); or
     (iii) orders the liquidation of the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary);
and the order or decree remains unstayed and in effect for 60 consecutive days; or
          (j) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor, in any material respect, under any Collateral Document and such default or breach shall continue for a period of 45 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes or (b) any Collateral Document shall for any reason cease to be, or any Collateral Document shall for any reason be asserted in writing by the Company or any Guarantor, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Collateral Document or due to any act or omission of the Trustee or Credit Facility Collateral Agent.
Section 6.02. Acceleration.
          If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default(s). Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, all outstanding Notes shall become due and payable immediately without further action, notice or declaration on the part of the Trustee or any Holder.
          After a declaration of acceleration, but before any exercise of remedies by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 6.03. Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Collateral Document.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04. Waiver of Past Defaults.
          Subject to Section 6.07 and 9.02 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture or the Collateral Documents except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.05. Control by Majority.
          Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
Section 6.06. Limitation on Suits.
          Holders of the Notes may not enforce this Indenture or the Notes except as provided herein. A Holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:
          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
          (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
          (c) such Holder of a Note or Holders of Notes offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
          (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07. Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture (including Section 6.06) or any Collateral Document, the right of any Holder of a Note to receive payment of principal of, premium and Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder, except to the extent that the institution or prosecution thereof or the entry of judgment thereon would, under applicable law, result in the surrender, impairment, waiver or loss of any Lien of a Collateral Document upon any property subject to such Lien.
Section 6.08. Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09. Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities.
          If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
          FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
          SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal of, premium, if any, and Additional Interest, if any, and interest on, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal of, premium and Additional Interest, if any, and interest on, respectively; and
          THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.
          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
Section 6.12. Restoration of Rights and Remedies.
          If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.13. Rights and Remedies Cumulative.
          Except as otherwise provided in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.14. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE VII.
TRUSTEE
Section 7.01. Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section. No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (f) The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless (i) the Trustee or a Responsible Officer shall have actual knowledge of a Default or an Event of Default, (ii) the Trustee or a Responsible Officer shall have received notice of a Default or an Event of Default in accordance with the provisions of this Indenture or (iii) a Default or an Event of Default occurred or is occurring pursuant to Section 4.01 hereof.
Section 7.02. Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Except as provided in Section 7.01(b), the Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, the Trustee may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.
          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order, demand or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order, demand or direction.
          (f) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.
          (g) Delivery of reports, information and documents to the Trustee under Section 4.19 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee; provided, however, in the event that the Trustee acquires any conflicting interest, the Trustee must (a) eliminate such conflict within 90 days, (b) if a registration statement with respect to the Notes is effective, apply to the Commission for permission to continue as Trustee or (c) resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04. Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05. Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06. Reports by Trustee to Holders of the Notes.
          Within 60 days after May 15 of each year commencing with the year 2010, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c).
          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07. Compensation and Indemnity.
          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder (except to the extent such failure prejudices the Company). The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of one such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien (which Lien shall be a Permitted Lien) prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          The Trustee shall comply with the provisions of TIA §313(b)(2) to the extent applicable.
Section 7.08. Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10 hereof;
          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a Custodian or public officer takes charge of the Trustee or its property; or
          (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          If a successor Trustee does not take office within 90 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, that such corporation shall be otherwise qualified and eligible under this Article VII and under the TIA, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.
Section 7.10. Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (with its affiliates) of at least $50.0 million as set forth in its most recent published annual report of condition.
          If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. None of the Company or any of its Affiliates shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).
Section 7.11. Preferential Collection of Claims Against Company.
          The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE VIII.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
Section 8.02. Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes (and the Guarantors shall be deemed to have been discharged from their Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture, and all Obligations of the Guarantors with respect to their Note Guarantees shall be discharged (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of or interest or premium, if any, on such Notes when such payments are due; (b) the Company’s obligations with respect to such Notes under Article II and Section 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s and the Guarantors’ obligations in connection therewith; and (d) this Article VIII (and applicable provisions of Article III insofar as the Notes are to be defeased through a redemption date). Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03. Covenant Defeasance.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.20, 4.21, 4.22, 4.23 and 4.24 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) and 6.01(j) hereof shall not constitute Events of Default. Notwithstanding any Covenant Defeasance hereunder, however, the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith, shall survive until otherwise terminated or discharged hereunder.
Section 8.04. Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
          (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;
          (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders and the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (d) no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit or (ii) insofar as Sections 6.01(h) or 6.01(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;
          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law, and (ii) the creation of the defeasance trust does not violate the Investment Company Act of 1940;
          (g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;
          (h) if the Notes are to be redeemed prior to their Stated Maturity, the Company shall deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and
          (i) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or noncallable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06. Repayment to Company.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request (unless any abandoned property law designates that such amounts be paid to another Person) or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payments thereof (unless any abandoned property law designates another Person), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or any of the Collateral Documents without the consent of any Holder of a Note:
          (a) to cure any ambiguity, defect or inconsistency;
          (b) to conform the text of this Indenture to the corresponding provision of the “Description of Notes” contained in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture;
          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;
          (d) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;
          (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under this Indenture or any Collateral Document of any such Holder;
          (f) to comply with the provisions of Section 4.17;

          (g) to comply with the rules of any applicable securities depositary;
          (h) to evidence and provide for the acceptance of appointment by a successor Trustee;
          (i) to provide for the issuance of Additional Notes in accordance with this Indenture;
          (j) to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Agent pursuant to this Indenture or otherwise;
          (k) to provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Agreement or any other agreement that is not prohibited by this Indenture;
          (l) to provide for the release or addition of Collateral or Guarantees in accordance with the terms of this Indenture and the Collateral Documents;
          (m) to provide security for borrowings under the Credit Agreement that are incurred in accordance with this Indenture;
          (n) to secure Additional Note Obligations, if any; or
          (o) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.
          Upon the request of the Company and the Guarantors accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, this Indenture, any of the Collateral Documents, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).
          Upon the request of the Company and the Guarantors accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture. It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Trustee and the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.
          However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
          (a) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of this Indenture or the Collateral Documents; reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes other than provisions relating to covenants described under Section 4.09 and Section 4.14 (except to the extent provided in clause (h) below);

          (b) reduce the rate of or change the time for payment of interest on any Note;
          (c) waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration);
          (d) make any Note payable in money other than U.S. dollars;
          (e) make any change in the provisions of this Indenture or the Collateral Documents relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;
          (f) release all or substantially all of the value of the Note Guarantees of the Guarantors from any of their obligations under their Note Guarantees or this Indenture, except in accordance with the terms of this Indenture;
          (g) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;
          (h) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under Section 4.14 after such Change of Control has occurred, including, amending, changing or modifying any definition relating thereto;
          (i) subordinate, in right of payment, the Notes to any other Indebtedness of the Company; or
          (j) make any change in this Section 9.02, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.
          Notwithstanding anything to the contrary in this Article IX, an amendment or waiver may not amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under Section 4.09 after the obligation to make such Asset Sale Offer has arisen, including, amending, changing or modifying any definition relating thereto, without the consent of Holders of the Notes representing at least 66 2/3% of the aggregate principal amount of the outstanding Notes.
          Collateral may be released in accordance with this Indenture (including without limitation Sections 11.03 and 11.04 hereof) and to the extent that such a release is not prohibited by the Intercreditor Agreement. Notwithstanding anything to the contrary in this Article IX, any Guarantor that is a Significant Subsidiary may not be released from any of its obligations under its Note Guarantee or this Indenture (except in accordance with the terms of this Indenture) without the consent of Holders of the Notes representing at least 75% of the aggregate principal amount of the outstanding Notes.
          Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          Section 9.03. Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture, the Note Guarantees or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.
Section 9.04. Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05. Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06. Trustee to Sign Amendments, Etc.
          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and each Guarantor may not sign an amendment or supplemental Indenture until each of their respective Boards of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE X.
NOTE GUARANTEES
Section 10.01. Note Guarantees.
          Each of the Guarantors hereby, jointly and severally, fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest (including without limitation any interest which accrues under any Debtor Relief Law with respect to the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (including without limitation any interest which accrues under any Debtor Relief Law with respect to the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture and as otherwise provided in this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the

Company or Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
Section 10.02. Execution and Delivery of Note Guarantee.
          To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.
          Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01, shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
          If an officer or Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.03. Guarantors May Consolidate or Merge on Certain Terms.
          (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Event of Default exists; and
          (2) either:
     (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee and under the Collateral Documents pursuant to a joinder or accession agreement or agreements satisfactory to the Collateral Agent; or
     (B) such sale or other disposition or consolidation or merger complies with Section 4.09.
          (b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company.
          (c) Except as set forth in Section 10.04, in the case of any consolidation, merger, sale or conveyance of a Guarantor pursuant to Section 10.03(a)(2)(A), upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
Section 10.04. Releases of Note Guarantees.
          (a) The Note Guarantee of a Guarantor will be released automatically:
          (1) in connection with any sale or other disposition of all of the Capital Stock, or all or substantially all of the assets, of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock, or all or substantially all of the assets, of that Guarantor complies with Section 4.09; or

          (2) if the Company designates the Restricted Subsidiary that is such Guarantor as an Unrestricted Subsidiary under and in compliance with this Indenture.
          (b) If all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor are sold or disposed of in compliance with Section 10.04(a)(1), then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor) shall be released and relieved of its obligations under its Note Guarantee or Section 10.03, hereof, as the case may be; provided, that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.09 hereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.09 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.
          (c) Any Guarantor not released from its obligations under its Note Guarantee pursuant to this Section 10.04 shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.
Section 10.05. Trustee to Include Paying Agent.
          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article X, shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named, in this Article X, in place of the Trustee.
Section 10.06. Limits on Note Guarantees.
          Notwithstanding anything to the contrary in this Article X, the aggregate amount of the Obligations guaranteed under this Indenture by any Guarantor shall be reduced to the extent necessary to prevent the Note Guarantee of such Guarantor from violating or becoming voidable under any law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors.

ARTICLE XI.
COLLATERAL AND SECURITY
Section 11.01. Collateral Documents.
          The due and punctual payment of the principal of, premium, if any, on and interest (including any Additional Interest) on, the Notes (including, without limitation, any interest which accrues after the commencement of any proceedings under any Debtor Relief Laws with respect to any of the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest (including, without limitation, any interest which accrues after the commencement of any proceedings under any Debtor Relief Laws with respect to any of the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the overdue principal of, premium on, if any, and interest, on the Notes and any other Note Obligations and performance of all other Obligations of the Company and the Guarantors to the Holders of Notes, the Trustee or the Collateral Agent under this Indenture, the Notes (including, without limitation, the Note Guarantees) or the Collateral Documents according to the terms hereunder or thereunder, are secured as provided in the Security Agreement and the Pledge Agreement, which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture, and the other Collateral Documents in effect from time to time. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended, supplemented or otherwise modified from time to time in accordance with their terms and authorizes and directs the Collateral Agent and/or the Trustee (as the case may be) to enter into the Collateral Documents (including Mortgages) and to perform their obligations and exercise their rights thereunder in accordance therewith. The Company and the Guarantors will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest, mortgage or other Lien in the Collateral contemplated hereby or by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors shall comply with the terms and provisions of the Collateral Documents and shall take, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Note Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected Lien in and on all the

Collateral, in favor of the Collateral Agent for the benefit of the Trustee and the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens other than Permitted Liens.
Section 11.02. Recording and Opinions.
          The Company shall comply with the provisions of TIA §314(b) (including, without limitation, the provision of an initial and annual Opinion of Counsel under TIA §314(b)); provided that the Company shall not be required to comply with TIA §314(b)(1) until this Indenture is qualified pursuant to the TIA. Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §314(b)(2), the Company shall furnish such opinion within three months following each anniversary date of such qualification.
Section 11.03. Release of Collateral.
          (a) The Collateral Agent’s Liens upon the Collateral will no longer secure the Notes and Note Guarantees outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be discharged:
               (1) in whole, as to all property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;
               (2) in whole, as to all property subject to such Liens, upon:
                    (A) payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes; or
          (B) satisfaction and discharge of this Indenture as set forth in Article XII hereof; or
          (C) Legal Defeasance or Covenant Defeasance of this Indenture as set forth in Article VIII hereof;
               (3) in part, as to any property that (A) is sold, transferred or otherwise disposed of by the Company or one of its Subsidiaries in a transaction not prohibited by this Indenture, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of or (B) is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee (and any guarantee of other Note Obligations), concurrently with the release of such Note Guarantee (and any guarantee of other Note Obligations);

               (4) on any or all of the Credit Facility Collateral, upon any release of a first priority Lien thereon by the Credit Facility Collateral Agent or as otherwise authorized or directed by the Credit Facility Collateral Agent unless the Credit Facility Loan Obligations have been paid in full and the Credit Facility is terminated without it being refinanced; provided, however, that if a Lien is reinstated securing obligations under the Credit Facility on any or all of the Credit Facility Collateral upon which the Lien securing Obligations has been released pursuant to this clause (4), then the Lien securing the Note Obligations on such Credit Facility Collateral will also be deemed reinstated on the same basis (including as to priority) that it was immediately prior to the release;
               (5) as to property that constitutes all or substantially all of the Collateral securing the Note Obligations and any Additional Notes, with the consent of the Holders of 80% of the aggregate principal amount of the Notes then outstanding voting as a single class together with any Additional Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes);
               (6) as to property that constitutes less than all or substantially all of the Collateral securing the Note Obligations and any Additional Notes, with the consent of the Holders of at least 60% of the aggregate principal amount of the Notes then outstanding voting as a single class together with any Additional Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, purchase of, the Notes); or
               (7) in whole or in part, in accordance with the applicable provisions of the Collateral Documents, including the Intercreditor Agreement.
          Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Collateral Documents, if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.
          (b) To the extent applicable, the Company shall cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien created by the Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 11.03, the Company shall not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral.
          (c) To the extent applicable, the Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents:
(i)	all documents required by TIA §314(d); and

(ii)	an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).
          (d) The release of any Collateral from the terms of the Collateral Documents, or the release, in whole or in part, of the Liens created by the Collateral Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Collateral Documents if and to the extent that the Collateral is released pursuant to this Indenture and the Collateral Documents, including the Intercreditor Agreement. In connection with the release of Collateral, the Trustee shall determine whether it has received all documentation required by TIA §314(d) to permit such release.
Section 11.04. Disposition of Collateral Without Release.
          (a) Notwithstanding Section 11.03 hereof relating to releases of Collateral, but subject to and in accordance with the provisions of the Collateral Documents and this Indenture, so long as the Collateral Agent, the Trustee, the Credit Facility Collateral Agent or the Credit Facility Lenders have not exercised their rights with respect to the Collateral upon the occurrence and during the continuance of an Event of Default, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral, to operate the Collateral, to alter and repair the Collateral and to collect, invest and dispose of any income therefrom.
          (b) Notwithstanding the foregoing, the Company and the Guarantors may, among other things, without any release or consent by the Trustee or the Collateral Agent, use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Indenture or any of the Collateral Documents, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out, defective or obsolete or that would no longer be used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Collateral Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of this Indenture or any of the Collateral Documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (iv) granting a license of any intellectual property; (v) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vi) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (vii) making cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Collateral Documents; and (viii) abandoning any intellectual property which is no longer used or useful in the Company’s business.
Section 11.05. Authorization of Actions to Be Taken by the Trustee and the Collateral Agent Under the Collateral Documents.
          (a) Subject to the provisions of the Collateral Documents, the Trustee may (but without any obligation to do so), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:
               (1) enforce any of the terms of the Security Agreement, the Pledge Agreement and any other Collateral Document (including Mortgages); and
               (2) collect and receive any and all amounts payable in respect of the Note Obligations of the Company and the Guarantors hereunder.
          (b) Subject to the provisions of the Collateral Documents, the Trustee will have power (but without any obligation) to institute and maintain, or to direct, on behalf of the Holders of the Notes, the Collateral Agent to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this Indenture or any of the Collateral Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).
          (c) Unless otherwise provided herein, all instructions to the Trustee are to be made pursuant to the vote of the Holders of a majority in aggregate principal amount of Notes.
Section 11.06. Authorization of Receipt of Funds by the Trustee under the Security Agreement.
          The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under any of the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
Section 11.07. Intercreditor Agreement.
          The Trustee agrees for itself and on behalf of the Holders of the Notes, and by holding Notes each such Holder shall be deemed to agree:
          (a) that the holders of Obligations in respect of this Indenture, the Notes and the Note Guarantees are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Liens and the order of application of proceeds from enforcement of Liens; and
          (b) to consent to and direct the Collateral Agent to enter into and perform its obligations under the Intercreditor Agreement and the other Collateral Documents.
Section 11.08. Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral.
          (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Agent shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any agent or bailee selected by the Trustee or the Collateral Agent in good faith.

          (b) The Trustee and the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Collateral Documents by the Company, the Guarantors or the Collateral Agent (if the Trustee is not the Collateral Agent).
Section 11.09. Powers Exercisable by Receiver or Trustee.
          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
Section 11.10. Collateral Agent.
          (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Collateral Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the express conditions contained in this Section 11.10. The provisions of this Section 11.10 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in this Section 11.10. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder, the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Indenture and the Collateral Documents, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.
          (b) The Collateral Agent may execute any of its duties under this Indenture or the Collateral Documents by or through agents, employees, attorneys-in-fact or through its Affiliates and shall be entitled to an Officers’ Certificate or an Opinion of Counsel or both concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or Affiliate that it selects as long as such selection was made without negligence or willful misconduct.
          (c) None of the Collateral Agent or any of its Affiliates shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own negligence or willful misconduct) or under or in connection with the Collateral Documents or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or Guarantor, or any officer thereof, contained in this Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or the Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Collateral Documents, or for any failure of the Company any Guarantor or any other party to this Indenture or the Collateral Documents to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its Affiliates shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Collateral Documents or to inspect the properties, books, or records of the Company, any Guarantor or their respective Affiliates.
          (d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit,

letter, telegram, facsimile, telex, or other document believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
          (e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, Holders of Notes, the Company or a Guarantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI (subject to this Section 11.10); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
          (f) Wilmington Trust Company and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company, any Guarantor or their respective Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wilmington Trust Company or its respective Affiliates may receive information regarding the Company or any Guarantor or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or any Guarantor or any of their Affiliates) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Wilmington Trust Company to advance funds.
          (g) The Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the

Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Default or Event of Default), shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Default or Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.10 (and Section 7.07) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.
          (h) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.
          (i) The Trustee, as such and as Collateral Agent, is authorized and directed to (i) enter into the Collateral Documents, (ii) bind the Holders on the terms as set forth in the Collateral Documents and (iii) perform and observe its obligations under the Collateral Documents.
          (j) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Company or the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
          If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VII, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.
          (k) The Trustee is each Holder’s agent and the Collateral Agent is the Trustee’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession or control. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
          (l) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or any part of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Collateral Document, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
          (m) No provision of this Indenture or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (n) The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a an officer thereof, unless it is proved that the Collateral Agent was negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company or any Guarantor (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act. The Collateral Agent shall be indemnified by the Company and the Guarantors to the same extent as the indemnification of the Trustee herein.
          (o) Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
          (p) The Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Collateral Agent security and indemnity satisfactory to it against any loss, liability or expense.
          (q) Notwithstanding anything herein to the contrary, in acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof.

ARTICLE XII.
SATISFACTION AND DISCHARGE
Section 12.01. Satisfaction And Discharge Of Indenture.
          This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes hereunder, and the Trustee, upon receipt from the Company of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either
          (1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or
          (2) (A) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (B) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
     (C) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and not provided for by the deposit required by clause (A) above; and
     (D) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
          Notwithstanding the satisfaction and discharge hereof, the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’

obligations in connection therewith, the obligations of the Company to the Trustee under Section 7.07 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 12.01, the obligations of the Trustee under Section 12.02 and Section 8.06, shall survive.
Section 12.02. Application of Trust Money.
          Subject to the provisions of Section 8.06, all United States dollars deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Notes for whose payment such United States dollars have been deposited with the Trustee.
ARTICLE XIII.
MISCELLANEOUS
Section 13.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
Section 13.02. Notices.
          Any notice or communication by the Company, a Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
          If to the Company or a Guarantor:
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, New Jersey 07645
Telecopier No.: (201) 571-8715
Attention: Brenda Galgano, Senior Vice President and Chief Financial
Officer
          If to the Trustee:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Telecopier No.: (302) 636-4145
Attention: Corporate Trust Administration
          The Company, a Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 13.03. Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).
Section 13.04. Certificate and Opinion As to Conditions Precedent.
          Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture, the Company and/or such Guarantor, as the case may be, shall furnish to the Trustee:
          (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Section 13.05. Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:
          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 13.06. Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided, that no such rule shall conflict with the terms of this Indenture or the TIA.
Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
Section 13.08. Governing Law.
          THE INDENTURE, THE NOTES, ANY NOTE GUARANTEES AND THE COLLATERAL DOCUMENTS WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.
Section 13.09. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture, the Notes or the Note Guarantees.
Section 13.10. Successors.
          All agreements of the Company and the Guarantors in this Indenture, the Note Guarantees and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11. Severability.
          In case any provision in this Indenture, the Note Guarantees or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.12. Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 13.13. Table of Contents, Headings, Etc.
          The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 13.14. Further Instruments and Acts.
          Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
[Signatures on following pages]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation
By:	/s/ Christopher McGarry
	Name:	Christopher McGarry
	Title:	Vice President and Assistant Secretary

GUARANTORS:
ONPOINT, INC. (F/K/A HAMILTON PROPERTY I, INC.),
a Delaware corporation
NORTH JERSEY PROPERTIES, INC. VI,
a Delaware corporation
AAL REALTY CORP.,
a New York corporation
ADBRETT CORP.,
a Delaware corporation
BERGEN STREET PATHMARK, INC.,
a New Jersey corporation
BRIDGE STUART INC.,
a New York corporation
EAST BRUNSWICK STUART LLC,
a Delaware limited liability company
LANCASTER PIKE STUART, LLC,
a Delaware limited liability company
MACDADE BOULEVARD STUART, LLC,
a Delaware limited liability company
PLAINBRIDGE LLC,
a Delaware limited liability company
SUPERMARKETS OIL COMPANY, INC.,
a New Jersey corporation
UPPER DARBY STUART LLC,
a Delaware limited liability company
BEST CELLARS, INC.,
a New York corporation
BEST CELLARS MASSACHUSETTS, INC.,
a Massachusetts corporation
BEST CELLARS VA INC.,
a Virginia corporation
GRAPE FINDS LICENSING CORP.,
a District of Columbia corporation
GRAPE FINDS AT DUPONT, INC.,
a District of Columbia corporation
BEST CELLARS DC INC.,
a District of Columbia corporation
BEST CELLARS LICENSING CORP.,
a New York corporation

By:	/s/ Christopher McGarry
	Name:	Christopher McGarry
	Title:	President

COMPASS FOODS, INC.,
a Delaware corporation
FOOD BASICS, INC.,
a Delaware corporation
HOPELAWN PROPERTY I, INC.,
a Delaware corporation
KOHL’S FOOD STORES, INC.,
a Wisconsin corporation
THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC.,
a South Dakota corporation
KWIK SAVE INC.,
a Pennsylvania corporation
MONTVALE HOLDINGS, INC.,
a New Jersey corporation
SUPER FRESH FOOD MARKETS, INC.,
a Delaware corporation
SUPER FRESH FOOD MARKETS OF MARYLAND, INC.,
a Maryland corporation
SUPER FRESH / SAV - A - CENTER, INC.,
a Delaware corporation
SUPER MARKET SERVICE CORP.,
a Pennsylvania corporation
SUPER PLUS FOOD WAREHOUSE, INC.,
a Delaware corporation
SUPERMARKET DISTRIBUTION SERVICES, INC.,
a Delaware corporation
2008 BROADWAY, INC.,
a New York corporation
BEV, LTD.,
a Delaware corporation
FARMER JACK’S OF OHIO, INC.,
an Ohio corporation
SHOPWELL, INC. (DBA FOOD EMPORIUM),
a Delaware corporation
CLAY-PARK REALTY CO., INC., a New York corporation
AMSTERDAM TRUCKING CORPORATION (F/K/A
DAITCH CRYSTAL DAIRIES, INC.),
a New York corporation
DELAWARE COUNTY DAIRIES, INC.,
a New York corporation
GRAMATAN FOODTOWN CORP.,
a New York corporation
SHOPWELL, INC.,
a Connecticut corporation
SHOPWELL, INC.,
a Massachusetts corporation
SHOPWELL, INC. (NEW JERSEY),
a New Jersey corporation
THE FOOD EMPORIUM, INC.,
a Connecticut corporation
THE FOOD EMPORIUM, INC.,
a Delaware corporation
THE FOOD EMPORIUM, INC.,
a New Jersey corporation
TRADEWELL FOODS OF CONN., INC.,
a Connecticut corporation
APW SUPERMARKET CORPORATION,
a Delaware corporation
APW SUPERMARKETS, INC.,
a New York corporation
WALDBAUM, INC. (DBA WALDBAUM, INC. AND
FOOD MART),
a New York corporation

LBRO REALTY, INC.,
a New York corporation
MCLEAN AVENUE PLAZA CORP.,
a New York corporation
SPRING LANE PRODUCE CORP.,
a New York corporation
THE MEADOWS PLAZA DEVELOPMENT CORP.,
a New York corporation
GREENLAWN LAND DEVELOPMENT CORP.,
a New York corporation

By:	/s/ Christopher McGarry
	Name:	Christopher McGarry
	Title:	Vice President and Secretary

S E G STORES, INC., a Delaware corporation THE OLD WINE EMPORIUM OF WESTPORT, INC., a Connecticut corporation
By:	/s/ Christopher McGarry
	Name:	Christopher McGarry
	Title:	Secretary

PATHMARK STORES, INC., a Delaware corporation
By:	/s/ Christopher McGarry
	Name:	Christopher McGarry
	Title:	Senior Vice President and Assistant Secretary

BORMAN’S, INC. (DBA FARMER JACK), a Delaware corporation
By:	/s/ Christopher McGarry
	Name:	Christopher McGarry
	Title:	Vice President and Assistant Secretary

MILIK SERVICE COMPANY, LLC, a Virginia limited liability company By Pathmark Stores, Inc., its Manager
By:	/s/ Christopher McGarry
	Name:	Christopher McGarry
	Title:	Senior Vice President and Assistant Secretary

LO-LO DISCOUNT STORES, INC., a Texas corporation
By:	/s/ William Moss
	Name:	William Moss
	Title:	Vice President and Treasurer

TRUSTEE: WILMINGTON TRUST COMPANY
By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

EXHIBIT A
CUSIP NUMBER [390064 AL7]
[U4370P AB1]
ISIN NUMBER [US390064AL78]
[USU4370PAB14]
(Face of Note)
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
11 3/8% SENIOR SECURED NOTES DUE 2015
No.
$
          THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation, for value received, hereby promises to pay to                                                                                                                            or registered assigns, the principal sum of                      Dollars [, or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases and Decreases of Interests in the Global Note attached hereto (but in no event may such amount exceed the aggregate principal amount of Notes authenticated pursuant to Section 2.02 of the Indenture referred to below and then outstanding pursuant to Section 2.08 of the Indenture]1 on August 1, 2015.
Interest Payment Dates: February 1 and August 1
First Interest Payment Date: February 1, 2010
Record Dates: January 15 and July 15

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
By:
Name:
Title:

[1]	Use if Global Note

By:
Name:
Title:

This is one of the [Global] Notes referred
to in the within mentioned Indenture:
Dated:                     , ____
WILMINGTON TRUST COMPANY,
as Trustee

By:
Authorized Signatory

(Back of Note)
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
11 3/8% SENIOR SECURED NOTES DUE 2015
THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF AUGUST 4, 2009, AMONG BANK OF AMERICA, N.A., AS CREDIT FACILITY COLLATERAL AGENT, WILMINGTON TRUST COMPANY, AS NOTE COLLATERAL AGENT, THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. AND THE SUBSIDIARIES OF THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. PARTY THERETO (THE “INTERCREDITOR AGREEMENT”), AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.
THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE WAS 97.385% OF ITS PRINCIPAL AMOUNT; THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $26.15 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000; THE ISSUE DATE IS AUGUST 4, 2009; AND THE YIELD TO MATURITY IS 12.000%.
[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]2
[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. (THE “COMPANY”) THAT (a) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE

[2]	This paragraph should be included only if the Note is issued in Global Form.

COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.]3
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. The Securities are general obligations of the Company, secured by Liens on the Collateral as described in the Indenture. This Note is entitled to the benefits of the Note Guarantees by the Guarantors on the terms set forth in the Indenture.
          1. Interest. The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (such corporation, and its successors and assigns under the Indenture, being herein called the “Company”), promises to pay interest on the principal amount of this Note at 11.375% per annum from August 4, 2009 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2010. The Company shall pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on January 15 or July 15 next

[3]	This paragraph should be included only if the Note is a Transfer Restricted Security.

preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Additional Interest, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. Paying Agent and Registrar. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity; provided that if the Company or such Subsidiary is acting as Paying Agent, the Company or such Subsidiary shall segregate all funds held by it as Paying Agent and hold them in a separate trust fund for the benefit of the Holders.
          4. Indenture. The Company issued the Notes under an Indenture dated as of August 4, 2009 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.
          The Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue Additional Notes under the Indenture ranking equally with the Notes in all respects, subject to the limitations described in Sections 4.08 and 4.10 of the Indenture. The terms of the Notes and any Additional Notes may have additional issuance dates and dates from which interest accrues and shall be part of the same series. Such Additional Notes will be consolidated and form a single series with the Notes, vote together with the Notes and have the same terms as to status, redemption or otherwise as the Notes. References to the Notes under the Indenture include these Additional Notes if they are in the same series, unless the context requires otherwise.
          The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Indenture restricts, among other things, the Company’s and the Guarantors’ ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates.
          5. Optional Redemption.
          Prior to August 1, 2012, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice electronically delivered or mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          On or after August 1, 2012, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2012	105.688%
2013	102.844%
2014 and thereafter	100.000%
          At any time prior to August 1, 2012, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 111.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates) and (ii) the redemption must occur within 120 days of the date of the closing of such Equity Offering.
          6. Mandatory Redemption.
          The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          7. Repurchase at Option of Holder.
          (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company shall offer payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder stating that a Change of Control has occurred and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.
          (b) Under certain circumstances described in the Indenture, the Company shall be required to offer to repurchase the Notes and Tenderable Indebtedness with the proceeds of Asset Sales.
          8. Notice of Redemption. Notice of redemption will be electronically delivered or mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.
          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes may be issuable from time to time in denominations of less than $2,000 solely to the extent necessary to accommodate book-entry positions that have been created in denominations of less than $2,000 by the Depositary. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or register the transfer of or to exchange a Note during the period between a record date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees and the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to the terms of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes). Certain provisions in the Indenture, Notes, Notes Guarantees and Collateral Documents may be amended or supplemented without the consent of any Holder of a Note. Certain provisions in the Indenture, Notes, Notes Guarantees and Collateral Documents may not be amended or supplemented without the consent of every Holder affected thereby.
          12. Defaults and Remedies. The Indenture contains certain Events of Default.
          If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 occurs with respect to the Company, all outstanding Notes will become due and immediately payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee and Collateral Agent Dealings with Company. Each of the Trustee and the Collateral Agent, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee and/or the Collateral Agent, as the case may be.
          14. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JE TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
          17. Additional Rights of Holders. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of August 4, 2009, among the Company and the parties named on the signature pages thereto (the “Registration Rights Agreement”).
          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, New Jersey 07645
Attention: Secretary

          19. Unclaimed Money. Subject to certain conditions, if money for the payment of principal, premium, if any, or interest, or Additional Interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request in accordance with the Indenture unless any abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.
          20. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company under the Notes and the Indenture if the Company irrevocably deposits in trust with the Trustee an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Notes, not theretofore delivered for cancellation, including the principal of, premium, if any, and accrued interest on such Notes at such maturity, Stated Maturity or redemption date, as the case may be.
          21. Governing Law. THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert Assignee’s legal name)

(Insert assignee’s soc, sec, or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

          to transfer this Note on the books of the Company. The agent may substitute another to act for him.
          Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
          Signature Guarantee:
               Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
               If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or 4.14 of the Indenture, check the appropriate box below:
☐ Section 4.09 ☐ Section 4.14.
               If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
          Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No:
          Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS
IN THE GLOBAL NOTE4
The following increases or decreases in this Global Note have been made:

	Amount of	Amount of	Principal Amount
	decrease	increase in	of this Global	Signature of
	in Principal	Principal	Note following	authorized officer
Date of	Amount of	Amount of	such decrease	of Trustee or
Exchange	this Global Note	this Global Note	(or increase)	Note Custodian

[4]	This should be included only if the Note is issued in Global Form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, New Jersey 07645
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Re:	11 3/8% Senior Secured Notes due 2015
     Reference is hereby made to the Indenture, dated as of August 4, 2009 (the “Indenture”), among The Great Atlantic & Pacific Tea Company, Inc., as issuer (the “Company”), the guarantors named therein and Wilmington Trust Company, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]

(a)		☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP ), or

	(ii)	☐	Regulation S Global Note (CUSIP ), or

	(iii)	☐	IAI Global Note (CUSIP ); or

(b)		☐	a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]

(a)		☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP ), or

	(ii)	☐	Regulation S Global Note (CUSIP ), or,

	(iii)	☐	IAI Global Note (CUSIP ), or

	(iv)	☐	Unrestricted Global Note (CUSIP ); or

(b)		☐	a Restricted Definitive Note; or

(c)		☐	an Unrestricted Definitive Note,
          in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, New Jersey 07645
     Re: 11⅜% Senior Secured Notes due 2015
(CUSIP                      )
     Reference is hereby made to the Indenture, dated as of August 4, 2009 (the “Indenture”), among The Great Atlantic & Pacific Tea Company, Inc., as issuer (the “Company”), the guarantors named therein and Wilmington Trust Company, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                         , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive

Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, New Jersey 07645
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
     Re: 11⅜% Senior Secured Notes due 2015
     Reference is hereby made to the Indenture, dated as of August 4, 2009 (the “Indenture”), among The Great Atlantic & Pacific Tea Company, Inc., as issuer (the “Company”), the guarantors named therein and Wilmington Trust Company, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $                     aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note,
     we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an opinion of counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to and in accordance with the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:

Dated:

EXHIBIT E
FORM OF NOTE GUARANTEE
          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally, guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
GUARANTORS:

ONPOINT, INC. (F/K/A HAMILTON PROPERTY I, INC.),
a Delaware corporation
NORTH JERSEY PROPERTIES, INC. VI, a Delaware
corporation
AAL REALTY CORP., a New York corporation
ADBRETT CORP., a Delaware corporation
BERGEN STREET PATHMARK, INC., a New Jersey
corporation
BRIDGE STUART INC., a New York corporation
EAST BRUNSWICK STUART LLC, a Delaware limited
liability company
LANCASTER PIKE STUART, LLC, a Delaware limited
liability company
MACDADE BOULEVARD STUART, LLC, a Delaware
limited liability company
PLAINBRIDGE LLC, a Delaware limited liability company
SUPERMARKETS OIL COMPANY, INC., a New Jersey
corporation
UPPER DARBY STUART LLC, a Delaware limited liability
company
BEST CELLARS, INC., a New York corporation
BEST CELLARS MASSACHUSETTS, INC., a
Massachusetts corporation
BEST CELLARS VA INC., a Virginia corporation

GRAPE FINDS LICENSING CORP., a District of Columbia
corporation
GRAPE FINDS AT DUPONT, INC., a District of Columbia
corporation
BEST CELLARS DC INC., a District of Columbia corporation
BEST CELLARS LICENSING CORP., a New York
corporation

By:
	Name:	Christopher McGarry
	Title:	President

COMPASS FOODS, INC., a Delaware corporation
FOOD BASICS, INC., a Delaware corporation
HOPELAWN PROPERTY I, INC., a Delaware corporation
KOHL’S FOOD STORES, INC., a Wisconsin corporation
THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC., a South Dakota corporation
KWIK SAVE INC., a Pennsylvania corporation
MONTVALE HOLDINGS, INC., a New Jersey corporation
SUPER FRESH FOOD MARKETS, INC., a Delaware
corporation
SUPER FRESH FOOD MARKETS OF MARYLAND, INC.,
a Maryland corporation
SUPER FRESH / SAV - A - CENTER, INC., a Delaware
corporation
SUPER MARKET SERVICE CORP., a Pennsylvania
corporation
SUPER PLUS FOOD WAREHOUSE, INC., a Delaware
corporation
SUPERMARKET DISTRIBUTION SERVICES, INC., a
Delaware corporation
2008 BROADWAY, INC., a New York corporation
BEV, LTD., a Delaware corporation
FARMER JACK’S OF OHIO, INC., an Ohio corporation
SHOPWELL, INC. (DBA FOOD EMPORIUM), a Delaware
corporation
CLAY-PARK REALTY CO., INC., a New York corporation
AMSTERDAM TRUCKING CORPORATION (F/K/A
DAITCH CRYSTAL DAIRIES, INC.), a New York
corporation
DELAWARE COUNTY DAIRIES, INC., a New York
corporation
GRAMATAN FOODTOWN CORP., a New York corporation
SHOPWELL, INC., a Connecticut corporation
SHOPWELL, INC., a Massachusetts corporation
SHOPWELL, INC. (NEW JERSEY), a New Jersey corporation
THE FOOD EMPORIUM, INC., a Connecticut corporation
THE FOOD EMPORIUM, INC., a Delaware corporation

THE FOOD EMPORIUM, INC., a New Jersey corporation
TRADEWELL FOODS OF CONN., INC., a
Connecticut corporation
APW SUPERMARKET CORPORATION, a Delaware
corporation
APW SUPERMARKETS, INC., a New York corporation
WALDBAUM, INC. (DBA WALDBAUM, INC. AND
FOOD MART), a New York corporation
LBRO REALTY, INC., a New York corporation
MCLEAN AVENUE PLAZA CORP., a New York corporation
SPRING LANE PRODUCE CORP., a New York corporation
THE MEADOWS PLAZA DEVELOPMENT CORP., a New
York corporation
GREENLAWN LAND DEVELOPMENT CORP., a New York
corporation

By:
	Name:	Christopher McGarry
	Title:	Vice President and Secretary

S E G STORES, INC., a Delaware corporation

THE OLD WINE EMPORIUM OF WESTPORT, INC., a Connecticut corporation
By:
	Name:	Christopher McGarry
	Title:	Secretary

PATHMARK STORES, INC., a Delaware corporation
By:
	Name:	Christopher McGarry
	Title:	Senior Vice President and Assistant Secretary

BORMAN’S, INC. (DBA FARMER JACK), a Delaware corporation
By:
	Name:	Christopher McGarry
	Title:	Vice President and Assistant Secretary

MILIK SERVICE COMPANY, LLC, a Virginia limited liability company

By Pathmark Stores, Inc., its Manager
By:
	Name:	Christopher McGarry
	Title:	Senior Vice President and Assistant Secretary

LO-LO DISCOUNT STORES, INC., a Texas corporation
By:
	Name:	William Moss
	Title:	Vice President and Treasurer

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of              , among                      (the “Guaranteeing Subsidiary”), a subsidiary of The Great Atlantic & Pacific Tea Company, Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 4, 2009 providing for the issuance of an aggregate principal amount of up to $260,000,000 of 11 3/8% Senior Secured Notes due 2015 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:
          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, that:

          (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
          (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.
          (b) The obligations hereunder shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
          (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.
          (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.
          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
          (h) The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
     3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
     4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, except in accordance the Indenture.
     5. RELEASES. A Note Guarantee shall be released in accordance with Section 10.04 of the Indenture.
     6. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
     7. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

     8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                                        ,

[Guaranteeing Subsidiary]
By:
Name:
Title:

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
By:
Name:
Title:

[Existing Guarantors]
By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee
By:
Authorized Signatory

Schedule I
SCHEDULE OF GUARANTORS
     The following schedule lists each Guarantor under the Indenture as of the Issue Date:
COMPASS FOODS, INC., a Delaware corporation
FOOD BASICS, INC., a Delaware corporation
ONPOINT, INC. (F/K/A HAMILTON PROPERTY I, INC.), a
Delaware corporation
HOPELAWN PROPERTY I, INC., a Delaware corporation
KOHL’S FOOD STORES, INC., a Wisconsin corporation
THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC., a South Dakota corporation
KWIK SAVE INC., a Pennsylvania corporation
LO-LO DISCOUNT STORES, INC., a Texas corporation
MONTVALE HOLDINGS, INC., a New Jersey corporation
SUPER FRESH FOOD MARKETS, INC., a Delaware
corporation
NORTH JERSEY PROPERTIES, INC. VI, a Delaware
corporation
SUPER FRESH FOOD MARKETS OF MARYLAND, INC., a
Maryland corporation
SUPER FRESH / SAV - A - CENTER, INC., a Delaware
corporation
SUPER MARKET SERVICE CORP., a Pennsylvania
corporation
SUPER PLUS FOOD WAREHOUSE, INC., a Delaware
corporation
SUPERMARKET DISTRIBUTION SERVICES, INC., a
Delaware corporation
2008 BROADWAY, INC., a New York corporation
THE OLD WINE EMPORIUM OF WESTPORT, INC., a
Connecticut corporation
BORMAN’S, INC. (DBA FARMER JACK), a Delaware
corporation
BEV, LTD., a Delaware corporation
FARMER JACK’S OF OHIO, INC., an Ohio corporation
S E G STORES, INC., a Delaware corporation
SHOPWELL, INC. (DBA FOOD EMPORIUM), a Delaware
corporation
CLAY-PARK REALTY CO., INC., a New York corporation
AMSTERDAM TRUCKING CORPORATION (F/K/A
DAITCH CRYSTAL DAIRIES, INC.), a New York
corporation
DELAWARE COUNTY DAIRIES, INC., a New York

Sch. I- 1

corporation
GRAMATAN FOODTOWN CORP., a New York corporation
SHOPWELL, INC., a Connecticut corporation
SHOPWELL, INC., a Massachusetts corporation
SHOPWELL, INC. (NEW JERSEY), a New Jersey corporation
THE FOOD EMPORIUM, INC., a Connecticut corporation
THE FOOD EMPORIUM, INC., a Delaware corporation
THE FOOD EMPORIUM, INC., a New Jersey corporation
TRADEWELL FOODS OF CONN., INC., a
Connecticut corporation
APW SUPERMARKET CORPORATION, a Delaware
corporation
APW SUPERMARKETS, INC., a New York corporation
WALDBAUM, INC. (DBA WALDBAUM, INC. AND
FOOD MART), a New York corporation
LBRO REALTY, INC., a New York corporation
MCLEAN AVENUE PLAZA CORP., a New York corporation
SPRING LANE PRODUCE CORP., a New York corporation
THE MEADOWS PLAZA DEVELOPMENT CORP., a New
York corporation
PATHMARK STORES, INC., a Delaware corporation
AAL REALTY CORP., a New York corporation
ADBRETT CORP., a Delaware corporation
BERGEN STREET PATHMARK, INC., a New Jersey
corporation
BRIDGE STUART INC., a New York corporation
EAST BRUNSWICK STUART LLC, a Delaware limited
liability company
LANCASTER PIKE STUART, LLC, a Delaware limited liability
company
MACDADE BOULEVARD STUART, LLC, a Delaware limited
liability company
MILIK SERVICE COMPANY, LLC, a Virginia limited liability
company
PLAINBRIDGE LLC, a Delaware limited liability company
SUPERMARKETS OIL COMPANY, INC., a New Jersey
corporation
UPPER DARBY STUART LLC, a Delaware limited liability
company
BEST CELLARS, INC., a New York corporation
BEST CELLARS MASSACHUSETTS, INC., a Massachusetts
corporation
BEST CELLARS VA INC., a Virginia corporation
GRAPE FINDS LICENSING CORP., a District of Columbia
corporation
GRAPE FINDS AT DUPONT, INC., a District of Columbia
corporation
BEST CELLARS DC INC., a District of Columbia corporation

Sch. I- 2

BEST CELLARS LICENSING CORP., a New York corporation
GREENLAWN LAND DEVELOPMENT CORP., a New York
corporation

Sch. I- 3

Schedule II
SCHEDULE OF PRINCIPAL PROPERTIES
     The following schedule lists each principal property of the Company and its Subsidiaries as of the Issue Date:

Interest	Address	Town/City	County	State

Fee	410 West 207th Street	Washington Heights	New York	NY
Fee	115 Belmont Avenue	Belleville	Essex	NJ
Fee & LH	2110 Route 130	Edgewater Park	Burlington	NJ
Fee & LH	50 Racetrack Road	East Brunswick	Middlesex	NJ
Fee & LH	1764 Grand Avenue	Baldwin	Nassau	NY
Fee & LH	92-10 Atlantic Avenue	Ozone Park	Queens	NY
Fee & LH	140 North MacDade Boulevard	Glenolden	Delaware	PA
Fee & LH	4055 Merrick Road	Seaford	Nassau	NY

Sch.II- 1

Schedule III
SCHEDULE OF INITIAL MORTGAGED PROPERTIES
The following schedule lists each initial mortgaged property under the Indenture and the Collateral Documents as of the Issue Date:
Owned Mortgaged Properties:

Interest	Address	Town/City	County	State

Fee	3901 Lancaster Pike	Wilmington	New Castle	DE
Fee	130 White Horse Pike	Lawnside	Camden	NJ
Fee	528 Harry L. Drive	Johnson City	Broome	NY
Fee	50 Lawrence Road	Broomall	Delaware	PA
Fee	421 South 69th Boulevard	Upper Darby	Delaware	PA
Fee	3500 Aramingo Avenue	Philadelphia	Philadelphia	PA
Fee	1886 Pleasantville Road	Briarcliff Manor	Westchester	NY
Fee	49 Old Route 22	Clinton	Hunterdon	NJ
Fee	895 Paulison Avenue	Clifton	Passaic	NJ
Leased Mortgaged Properties:

Interest	Address	Town/City	County	State

Leasehold	130 White Horse Pike	Lawnside	Camden	NJ
Leasehold	50 Lawrence Road	Broomall	Delaware	PA
Leasehold	421 South 69th Boulevard	Upper Darby	Delaware	PA
Leasehold	3500 Aramingo Avenue	Philadelphia	Philadelphia	PA
Leasehold	85 Ackerman Ave.	Clifton	Passaic	NJ
Leasehold	420 Grand Street	Jersey City	Hudson	NJ
Leasehold	726 Washington Avenue	Belleville	Essex	NJ
Leasehold	405 Route 17 SOUTH	Hackensack	Bergen	NJ
Leasehold	450 Hackensack Avenue	Hackensack	Bergen	NJ
Leasehold	1475 Bergen Boulevard	Fort Lee	Bergen	NJ
Leasehold	4100 Park Avenue	Union City	Hudson	NJ
Leasehold	58 Broadway	Elmwood Park	Bergen	NJ
Leasehold	281-295 Ferry Street	Newark	Essex	NJ
Leasehold	498 East 30th Street	Paterson	Passaic	NJ
Leasehold	1510 Route 46	West Paterson	Passaic	NJ
Leasehold	2200 Maple Avenue	Fair Lawn	Bergen	NJ
Leasehold	167 Bergen Street	Newark	Essex	NJ
Leasehold	471-79 Lyons Avenue	Irvington	Essex	NJ
Leasehold	407 Valley Street	South Orange	Essex	NJ
Leasehold	35 Lackawanna Plaza	Montclair	Essex	NJ
Leasehold	1157 Route 46	Parsippany	Morris	NJ
Leasehold	25 Kinnelon Road	Kinnelon	Morris	NJ
Leasehold	831 Route 10	Whippany	Morris	NJ

Sch.III- 1

Interest	Address	Town/City	County	State

Leasehold	195 Route 59 East	Nanuet	Rockland	NY
Leasehold	1757 Central Park Avenue	Yonkers	Westchester	NY
Leasehold	2540 Central Park Avenue	Yonkers	Westchester	NY
Leasehold	10 Triangle Plaza	Ramsey	Bergen	NJ
Leasehold	4999 Stelton Road	South Plainfield	Middlesex	NJ
Leasehold	242 Lincoln Boulevard	Middlesex	Middlesex	NJ
Leasehold	977 Valley Road	Gillette	Morris	NJ
Leasehold	2463 Route 22 West	Union	Union	NJ
Leasehold	651 North Stiles Street	Linden	Union	NJ
Leasehold	95 New Brunswick Avenue	Hopelawn	Middlesex	NJ
Leasehold	330 Oregon Avenue	Philadelphia	Philadelphia	PA
Leasehold	8700 Frankford Avenue	Philadelphia	Philadelphia	PA
Leasehold	5005 Edgemont Avenue	Brookhaven	Delaware	PA
Leasehold	5070 Jonestown Road	Harrisburg	Dauphin	PA
Leasehold	989 Church Road	Cherry Hill	Camden	NJ
Leasehold	120 Highway 9	Englishtown	Monmouth	NJ
Leasehold	3020 Highway 35	Hazlet	Monmouth	NJ
Leasehold	6718 Black Horse Pike	Pleasantville	Atlantic	NJ
Leasehold	4578 Highway 9	Howell	Monmouth	NJ
Leasehold	1123 Highway 35	Middletown	Monmouth	NJ
Leasehold	1930 HIghway 88	Bricktown	Ocean	NJ
Leasehold	1933 Highway 35	Wall	Monmouth	NJ
Leasehold	1600 St. Georges Avenue	Avenel	Middlesex	NJ
Leasehold	1043 Route 9	Old Bridge	Middlesex	NJ
Leasehold	4365 Robert Kirkwood Highway	Wilmington	New Castle	DE
Leasehold	5100 Wellington Avenue	Ventnor City	Atlantic	NJ
Leasehold	100 College Square	Newark	New Castle	DE
Leasehold	2060 Sunrise Highway	Bayshore	Suffolk	NY
Leasehold	300 West 145th Street	New York	New York	NY
Leasehold	120 Wheatley Plaza	Greenvale	Nassau	NY
Leasehold	6070 Jericho Turnpike	Commack	Suffolk	NY
Leasehold	42-02 Northern Boulevard	Long Island City	Queens	NY
Leasehold	460 Franklin Avenue	Franklin Square	Nassau	NY
Leasehold	1525 Albany Avenue	Brooklyn	Kings	NY
Leasehold	155 Islip Avenue	Islip	Suffolk	NY
Leasehold	1-37 12th Street	Brooklyn	Kings	NY
Leasehold	531 Montauk Highway	West Babylon	Suffolk	NY
Leasehold	1351 Forest Avenue	Staten Island	Richmond	NY
Leasehold	5020 Jericho Turnpike	Commack	Suffolk	NY
Leasehold	561 Route 1 — Unit B	Edison	Middlesex	NJ
Leasehold	1345 Route 1	North Brunswick	Middlesex	NJ
Leasehold	1251 Deer Park Avenue	North Babylon	Suffolk	NY
Leasehold	31-06 Farrington Street	Flushing	Queens	NY
Leasehold	1111 Flatlands Avenue	Brooklyn	Kings	NY
Leasehold	2965 Cropsey Avenue	Brooklyn	Kings	NY
Leasehold	321 Route 440 & Kellogg St.	Jersey City	Hudson	NJ

Sch.III- 2

Interest	Address	Town/City	County	State

Leasehold	800 Montauk Highway	Shirley	Suffolk	NY
Leasehold	1897 Front Street	East Meadow	Nassau	NY
Leasehold	2875 Richmond Avenue	Staten Island	Richmond	NY
Leasehold	330 Connecticut Avenue	Norwalk	Fairfield	CT

Sch.III- 3